Foundry Park I

Richmond, Virginia

CONSTRUCTION LOAN AGREEMENT

made as of August 7, 2007

by

FOUNDRY PARK I, LLC,

a Virginia limited liability company

and

NEWMARKET CORPORATION,

a Virginia corporation

as the Guarantor

and

SUNTRUST BANK,

a Georgia banking corporation

individually and as Administrative Agent and Joint-Lead Arranger

for itself and the Lenders,

and

LASALLE BANK NATIONAL ASSOCIATION,

individually and as Joint-Lead Arranger

AND

PNC BANK, NATIONAL ASSOCIATION,

individually and as Documentation Agent

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS *

1.1 Defined Terms *

1.2 Use of Defined Terms *

1.3 Incorporation of Recitals *

1.4 Incorporation of Exhibits *

ARTICLE 2 TERMS OF THE LOAN AND DOCUMENTS *

2.1 Agreement to Borrow and Lend *

2.2 Advances *

2.3 Loan Documents *

2.4 Term of the Loan *

2.5 Rates Applicable After Default *

2.6 Method of Payment and Late Fee; Payments Generally; Pro Rata Treatment; Sharing of Set-offs *

2.7 Notes *

2.8 Interest Payment Dates; Interest and Fee Basis *

2.9 Notification of Advances, Interest Rates, Prepayments and Commitment Reductions *

2.10 Lending Installations *

2.11 Non-Receipt of Funds by the Administrative Agent *

ARTICLE 3 CHANGE IN CIRCUMSTANCES *

3.1 Yield Protection *

3.2 Changes in Capital Adequacy Regulations *

3.3 Taxes *

ARTICLE 4 LOAN EXPENSES, FEES & ADVANCES; SECURITY OF DEED OF TRUST *

4.1 Loan Expenses *

4.2 Time of Payment of Fees *

4.3 Expenses and Advances Secured by Loan Documents *

ARTICLE 5 REPRESENTATIONS AND WARRANTIES *

5.1 Representations and Warranties of the Borrower *

5.2 Survival of Representations and Warranties *

ARTICLE 6 REQUIREMENTS PRECEDENT TO THE OPENING OF THE LOAN *

6.1 Loan Opening Conditions. *

ARTICLE 7 CONSTRUCTION PAYOUT REQUIREMENTS PRECEDENT *

7.1 Required Documents *

7.2 Administrative Agent's Verification of Subcontracts *

ARTICLE 8 BUDGET AND CONTINGENCY FUND *

8.1 Budget *

8.2 Budget Line Items *

8.3 Contingency *

ARTICLE 9 LOAN BALANCING *

ARTICLE 10 LENDERS' OBLIGATIONS TO DISBURSE PROCEEDS OF LOAN *

10.1 Loan Opening *

10.2 Conditions to Disbursement After Loan Opening *

10.3 Notice to Lenders of New Advances. *

10.4 Optional Method for Payment of Interest *

ARTICLE 11 CONSTRUCTION PAYOUT REQUIREMENTS WITH RESPECT TO ALL DISBURSEMENTS *

11.1 Applicability of Sections *

11.2 Documents to be Furnished for Each Disbursement *

11.3 Administrative Agent's Right to Employ Lenders' Inspecting Architect *

11.4 Retainages *

11.5 Payments Directly to Contractors and Subcontractors *

11.6 Disbursement for Offsite Materials *

11.7 Conditions For Disbursements for Stored Materials *

ARTICLE 12 BORROWER'S AGREEMENTS *

ARTICLE 13 DAMAGE AND CONDEMNATION *

13.1 Application of Insurance Proceeds *

13.2 Borrower's Obligation to Rebuild and Use of Proceeds Therefor *

13.3 Condemnation. *

ARTICLE 14 FINAL DISBURSEMENT *

14.1 Final Disbursement *

ARTICLE 15 THE ADMINISTRATIVE AGENT AND THE LENDERS *

15.1 Appointment *

15.2 Powers *

15.3 General Immunity *

15.4 No Responsibility for Loans, Recitals, Etc *

15.5 Action on Instructions of Lenders *

15.6 Employment of Agents and Counsel *

15.7 Reliance on Documents; Counsel *

15.8 Reimbursement and Indemnification *

15.9 Rights as a Lender *

15.10 Lender Credit Decision *

15.11 Administrative Agent *

15.12 Lender Appointment *

15.13 Payments Received *

15.14 Documents *

15.15 Authority *

15.16 Borrower Default *

15.17 Acquisition of the Project *

15.18 Standard of Care *

15.19 Lender Default *

15.20 Receipt and Maintenance of Documents *

15.21 No Representations *

15.22 No Relation *

15.23 Joint-Lead Arrangers and Documentation Agents. *

ARTICLE 16 BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS *

16.1 Successors and Assigns *

16.2 Participations *

16.3 Assignments *

16.4 Dissemination of Information *

16.5 Prohibition of Assignments by the Borrower *

16.6 Prohibition of Transfers of Interests in the Borrower *

16.7 Prohibition of Transfers in Violation of ERISA *

ARTICLE 17 EVENTS OF DEFAULT *

ARTICLE 18 LENDERS' REMEDIES IN EVENT OF DEFAULT *

18.1 Remedies Conferred Upon Lenders *

18.2 Non-Waiver of Remedies *

ARTICLE 19 GENERAL PROVISIONS *

19.1 Captions *

19.2 Merger *

19.3 Modification of Agreement *

19.4 Notices *

19.5 Expenses; Indemnification *

19.6 Governing Law *

19.7 Reimbursement for Loan Expenses *

19.8 Acquiescence Not to Constitute Waiver of Lender's Requirements *

19.9 Disclaimer by Lenders *

19.10 Right of Lenders to Make Advances to Cure the Borrower's Defaults *

19.11 Definitions Include Amendments *

19.12 Time Is of the Essence *

19.13 Execution in Counterparts *

19.14 Jurisdiction *

19.15 Taxes *

19.16 Severability *

19.17 Waiver of Jury Trial *

19.18 Confidentiality *

19.19 Set-Off. *

19.20 Survival *

19.21 Interest Rate Limitation *

19.22 Patriot Act *

19.23 Release for Project *

EXHIBITS

A - LEGAL DESCRIPTION OF LAND

B - PERMITTED EXCEPTIONS

C - FORMS OF NOTES

D - FORM OF SURVEYOR'S CERTIFICATION

E - FORM OF ARCHITECT'S CERTIFICATE

F - BUDGET

G - BORROWER'S REQUISITION CERTIFICATE

Foundry Park I

Richmond, Virginia

CONSTRUCTION LOAN AGREEMENT

THIS CONSTRUCTION LOAN AGREEMENT ("Agreement") is made as of this 7th day of August, 2007, by FOUNDRY PARK I, LLC, a Virginia limited liability company ("Borrower"), which has its principal place of business at 330 South Fourth Street, Richmond, Virginia 23219; SUNTRUST BANK, a Georgia banking corporation, individually ("SunTrust"), and as administrative agent ("Administrative Agent") for itself and the Lenders (as hereinafter defined), which has an office at Real Estate Finance Group, 919 East Main Street, 8th Floor, Richmond, Virginia 23219; and the other Lenders that are parties hereto.

RECITALS

A. The Borrower is the owner of approximately 3.155 acres of land located off of South 7th Street and Tredegar Street in the City of Richmond, Virginia (the "Land"). The Borrower intends to construct an approximately 307,170 square foot office building with approximately 1,050 parking spaces and related amenities and improvements (the "Improvements") in accordance with the "Plans and Specifications" (as hereinafter defined). The Land and the Improvements are collectively referred to as the "Project". The Project will be leased to MeadWestvaco Corporation to be used as MeadWestvaco's corporate headquarters.

B. The Borrower has requested that Lenders make the Loan (as defined hereinafter) with the proceeds of the Loan being used to construct the Project.

C. Lenders are willing to make the Loan on the terms and conditions hereinafter set forth.

AGREEMENT

In consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Defined Terms. The following terms as used herein shall have the following meanings:

Advance: means a borrowing under the Loan.

Advance Date: means the date on which an Advance of Loan proceeds requested by the Borrower hereunder is funded.

Affiliate: of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

Agent: means the Administrative Agent.

Agreement: means this Construction Loan Agreement, as originally executed or as may be hereafter supplemented or amended from time to time in writing.

AIA Draw Forms: mean the AIA Form G702 Application and Certificate for Payment and the AIA Form G703 Continuation Sheet, which are completed by the General Contractor and executed by the Borrower, the General Contractor and the Architect.

Appraisal: means a FIRREA compliant appraisal of the Project in form and substance satisfactory to the Lenders and prepared by an MAI appraiser selected by the Administrative Agent.

Architect: means MSTSD, Inc., or such other architect performing on behalf of the Borrower, which is acceptable to the Administrative Agent in its reasonable discretion.

Architectural and Engineering Documents: mean all of the documents assigned to Administrative Agent, for the benefit of the Administrative Agent and the Lenders, pursuant to the Assignment of Agreements, Contracts and Permits made by the Borrower and the Administrative Agent, including, without limitation, (i) all agreements between the Borrower and the Architect; (ii) all agreements between the Borrower and the General Contractor; (iii) all agreements between the Borrower and any civil engineer; (iv) all agreements between the Borrower and any structural engineer; (v) all agreements between the Borrower and any mechanical/electrical engineer; (vi) all agreements between the Borrower and any soil engineer or environmental consultant; (vii) the Plans and Specifications relating to the Project; and (viii) all other work product, studies, plans, drawings, reports and written material generated under or as a result of or prepared in connection with any of the agreements described above.

Assignments of Agreements, Contracts and Permits: means a collateral assignment by the Borrower of all reciprocal easement agreements and related supplemental agreements affecting or benefiting the Project, any management agreements, consulting agreements, utility agreements, public service agreements, construction contracts, architects' and engineers' agreements, sales contracts and all development rights, land use permits, construction and building permits and related governmental rights with respect to the Project, together with all consents from other parties to, or issuing such, agreements, contracts, rights or permits as the Administrative Agent may reasonably require.

Assignments of Leases and Rents: means Assignment of the MeadWestvaco Lease and the rents therefrom and all rights and remedies associated therewith, as well as any other lease or occupancy agreement of or respecting any portion of the Project.

Borrower's Requisition Certificate: means a written request from the Borrower in the form attached as Exhibit G to this Agreement, or on such other form that may be promulgated by the Administrative Agent from time to time, stating, among other things, the amount of the Advance requested by the Borrower and certifying that no Event of Default and no Default exists as of such date.

Borrowing Date: means the date specified in a notice from the Administrative Agent to the Lenders on which the Administrative Agent plans to fund an Advance.

Budget: means the budget for construction of the Project as attached hereto as Exhibit F, as revised from time to time with the prior written approval of the Administrative Agent or in accordance with the terms of this Agreement. The Budget shall appropriately differentiate costs which are Finalized as defined below and the costs which are not Finalized. The Budget shall be finally determined and all costs shall be Finalized and approved by the Lenders and the Lenders' Inspecting Architect on or before July 1, 2008.

Business Day: means (i) any day other than a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia and the Commonwealth of Virginia are authorized or required by law to close and (ii) if such day relates to an Advance of, a payment or prepayment of principal or interest on, a LIBOR Advance or a notice with respect to any of the foregoing, and with respect to Interest Periods applicable to the LIBOR Rate, any day on which dealings in Dollars are carried on in the London interbank market.

Change Order: means any amendments or modifications to the Plans and Specifications, the General Contract or other construction contracts to which the Borrower is directly a party. Change Orders are more particularly discussed in Section 8.1 of this Agreement and in other provisions of this Agreement.

Code: means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

Commitment: means the obligation of each Lender, subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties herein, to make disbursements of the Loan not exceeding in the aggregate amount set forth opposite its signature below or in any subsequent amendment hereof.

Condemnation: means a temporary or permanent taking by any Governmental Authority as the result, in lieu or in anticipation, of the exercise of the right of condemnation or eminent domain, of all or any part of the Project, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Project or any part thereof.

Construction: The demolition, excavation, grading, site preparation, foundation work, and/or construction (including, without limitation, all finish work, HVAC work, cabling and tenant finish work), as the case may be, of the Project.

Construction Documents: mean all of the documents assigned to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, pursuant to the Assignment of Agreements, Contracts and Permits, including (i) the General Contract, (ii) all contracts and subcontracts entered into by the Borrower or the General Contractor in connection with the Construction, (iii) all guarantees, warranties and undertakings under the General Contract and all other contracts and subcontracts, (iv) permits, including building permits, zoning approvals and special use permits, if any; and (v) licenses and trade names, trademarks and logos used in connection, development and operation of the Project.

Construction Schedule: means the Construction Schedule described in Section 7.1(g) of this Agreement.

Contingency: means the line item in the Budget described in Section 8.3 of this Agreement providing a contingency amount covering hard costs, soft costs and tenant improvement costs.

Controlled Group: means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or a Guarantor or any of their respective Subsidiaries or Affiliates, are treated as a single employer under Section 414(b) or (c) of the Code.

Deed of Trust: means a first priority deed of trust encumbering the Project from the Borrower, in form satisfactory to the Administrative Agent, as originally executed or as may be hereafter supplemented or amended from time to time in writing, which shall secure all obligations of the Borrower under the Loan Documents including Rate Management Obligations, on a pari passu basis.

Default: means any event which, if it were to continue uncured, would, with notice or lapse of time or both, constitute an Event of Default (as such term is defined in Article 17 of this Agreement).

Default Rate: means a rate per annum equal to the Interest Rate plus 4.0% changing when and as the Interest Rate changes.

Dollar(s) and the sign $: mean lawful money of the United States of America.

Environmental Survey: means Environmental Surveys, including, but not limited to, a Phase I Environmental Report, in form and substance satisfactory to the Administrative Agent prepared by a qualified environmental consultant satisfactory to the Administrative Agent. The Environmental Survey shall, at a minimum, disclose any existing or potential Hazardous Material contamination, and physical conditions that may result in such contamination, at the Project, in accordance with standard industry practice.

Equity Requirement: means the requirement that Borrower shall contribute equity to the Project as follows: (1) the Borrower shall receive a credit towards its equity requirement for its contribution of the Land upon which the Project shall be constructed in an amount equal to $11,500,000.00; (2) the Borrower shall contribute $3,310,811.00 cash at the initial closing to be used towards the payment of the costs to be funded at the initial closing; and (3) the Borrower shall contribute $515,000.00 cash each month during the first eighteen (18) months of the Loan to fund a portion of the Project Costs.

ERISA: means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder from time to time.

Event of Default: has the meaning set forth in Article 17 hereof.

Excluded Taxes: mean, in the case of each Lender or applicable Lending Installation and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it.

Federal Funds Rate: means, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

Fees: mean all fees payable to the Lenders by the Borrower hereunder or under any separate agreement between the parties.

Finalized: means as to any line item in the Budget a cost for which (i) a construction contract providing for a guaranteed maximum price or a lump sum fixed price for the work to which the cost is attributed has been approved by the Administrative Agent and executed by the General Contractor and is in full force and effect; (ii) the plans and specifications for the work have been issued by the Architect and approved by the Administrative Agent and Lenders' Inspecting Architect; (iii) the cost attributed to such work has been reviewed and certified by the Architect and approved by the Administrative Agent and Lenders' Inspecting Architect; and (iv) all permits requisite to the lawful performance of such work have been issued by the appropriate Governmental Authority.

Financial Contracts: mean (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics or (ii) any Rate Management Transaction.

FIRREA: means the Federal Financial and Institutional Reform, Recovery and Enforcement Act of 1989, as amended.

GAAP: means generally accepted accounting principles in the United States of America as in effect from time to time, applied in a manner consistent with that used in preparing the prior financial statements of the Borrower or the Guarantor.

General Contract: means the applicable guaranteed maximum price general contract for the Construction of the Project, as the case may be, between the Borrower and the General Contractor for a "Guaranteed Maximum Price." At Loan Opening, the General Contract will be on a "cost of the work plus fee" basis to be converted to a guaranteed maximum price contract (AIA document A111 with General Conditions) once all Plans and Specifications have been finalized. The final General Contract must be executed by the Borrower and the General Contractor and approved by the Administrative Agent and the Lenders' Inspecting Architect on or before July 1, 2008.

General Contractor: means Whiting-Turner Contracting Company, or another general contractor for the Construction acceptable to the Required Lenders in their sole discretion.

Governmental Approvals: The meaning set forth in Section 5.1(k) of this Agreement.

Governmental Authority: means any Federal, state, county or municipal government (including the City of Richmond, Virginia), or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court, administrative tribunal, or public utility.

Guarantee Obligation: means as to any Person (the "guaranteeing person"), any obligation made by the guaranteeing person, guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) to reimburse, indemnify or otherwise protect any other Person for any advance of funds, issuance of a letter of credit or undertaking of other obligations by such Person for the benefit of the primary obligor, or (v) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), provided that, in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Administrative Agent.

Guarantor: means NewMarket Corporation, a Virginia corporation, the indirect owner of 100% of the membership interests of the Borrower.

Guaranty: means the unconditional guaranty executed by the Guarantor and referred to in Section 2.3(d) of this Agreement, as originally executed or as may be hereafter supplemented or amended from time to time in writing.

Hazardous Material: means (i) Any "hazardous substance" defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. Section 9601(14) as may be amended from time to time, or any so-called "superfund" or "superlien" law, including the judicial interpretation thereof; (ii) Any "pollutant or contaminant" as defined in 42 U.S.C.A. Section 9601(33) as amended from time to time; (iii) Any material now defined as "hazardous waste" pursuant to 40 C.F.R. Part 260 as amended from time to time; (iv) Any petroleum, including crude oil or any fraction thereof; (v) Natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (vi) Any "hazardous chemical" as defined pursuant to 29 C.F.R. Part 1910 as amended from time to time; and (vii) Any other substance, regardless of physical form, that is subject to any other Law or other past, present or future requirement of Governmental Authority regulating, relating to, or imposing obligations, liability, or standards of conduct concerning the protection of human health, plant life, animal life, natural resources, property or the reasonable enjoyment of life or property from the presence in the environment of any solid, liquid, gas or odor of such substance, from whatever source.

Indebtedness: means for any Person, at any date, such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by any voluntary lien (excluding, e.g., mechanics' or materialmen's liens and excluding liens for real estate taxes on the Property) or payable out of the proceeds or production from any property now or hereafter owned or acquired by such Person (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iv) obligations which are evidenced by a note, bond, debenture or similar instrument, (v) all obligations of such Person under leases which constitute capital leases under GAAP, (vi) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (vii) all Guarantee Obligations of such Person, (viii) all reimbursement obligations of such Person for letters of credit and other contingent liabilities, (ix) Net Mark-to-Market Exposure under Rate Management Transactions and other Financial Contracts, and (x) Rate Management Obligations.

Indemnity Agreement: means the environmental indemnity agreement of even date herewith, made by the Borrower and the Guarantor, collectively, as indemnitors, to the Administrative Agent for the benefit of the Lenders.

Interest Period: means a period of one (1) month beginning on the first day of the first calendar month next succeeding the calendar month in which the Loan Opening Date occurs, and each succeeding one-month period, provided, however, (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended through the next succeeding day which is a Business Day, unless such Business Day falls in another calendar month, in which event the Interest Period shall end on the next preceding Business Day, (ii) no Interest Period shall extend beyond the Maturity Date, and (iii) the first Interest Period shall begin on the Loan Opening Date and end on the last day of the calendar month in which the Loan Opening Date occurs.

Interest Rate: means the LIBOR Rate, plus the LIBOR Applicable Margin. The Interest Rate shall be adjusted on the first business day of each month. Adjustments to the Interest Rate shall be effective as of the first calendar day of each month. Interest will be calculated on the actual number of days elapsed over a year of 360 days. Upon the occurrence of an Event of Default the Interest Rate, at the election of the Administrative Agent, may be increased to the Default Rate.

Land: means the land referred to in Recital A of this Agreement which is legally described in Exhibit A hereto.

Laws: mean collectively, all Federal, state and local laws, statutes, codes, ordinances, orders, rules and regulations, including judicial opinions or precedential authority in the applicable jurisdiction.

Lease: means a fully executed lease with respect to a portion of the Project.

Lenders: mean the lending institutions listed on the signature pages of this Agreement and each of their respective successors and permitted assigns. The initial Lenders are SunTrust Bank, PNC Bank, National Association and LaSalle Bank National Association

Lenders' Inspecting Architect: means Newbanks, or such other inspecting architect as may be selected by the Administrative Agent and approved by the Required Lenders.

Lending Installation: means any office, branch, Subsidiary or Affiliate of a Lender.

LIBOR Applicable Margin: means 1.40%.

LIBOR Determination Date: means the date of the closing of the Loan, and the first Business Day of each calendar month thereafter.

LIBOR Rate: means that rate per annum effective on any LIBOR Determination Date which is equal to the quotient of:

(i) the rate per annum equal to the offered rate for deposits in U.S. Dollars for a one (1) month period, which rate appears on that page of Bloomberg reporting service, or such similar service as determined by the Administrative Agent, that displays British Bankers' Association interest settlement rates for deposits in U.S. Dollars, as of 11:00 A.M. (London, England time) two (2) Business Days prior to the LIBOR Determination Date; provided, that if no such offered rate appears on such page, the rate used for such period will be the per annum rate of interest determined by the Administrative Agent to be the rate at which U.S. Dollar deposits for such period, are offered to the Administrative Agent in the London Inter-Bank Market as of 11:00 A.M. (London, England time), on the day which is two (2) Business Days prior to the LIBOR Determination Date, divided by

(ii) a percentage equal to 1.00 minus the maximum reserve percentages (including any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upward to the next 1/100th of 1%) in effect on any day to which the Administrative Agent or any Lender is subject with respect to any LIBOR based loan pursuant to regulations issued by the Board of Governors of the Federal Reserve System with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities" under Regulation D). This percentage will be adjusted automatically on and as of the effective date of any change in any reserve percentage.

Loan: means the maximum aggregate amount of the Loan made by the Lenders to the Borrower pursuant to this Agreement, being in a maximum principal amount equal to the lesser of: (1) $116,000,000.00; or (2) 85% of approved Project Cost. Pursuant to the appraisal prepared by Axial Advisory Group, LLC, dated April 24, 2007, which has been reviewed and accepted by the Lenders, the loan to value at closing will be 74%.

Loan Documents: mean this Agreement, the Notes, the Security Documents, the Guaranty, the Indemnity Agreement, the Subsidiary Guaranty and all the documents given to the Administrative Agent or the Lenders from time to time to evidence, guarantee or secure the Loan, as the same may be supplemented, amended or modified from time to time.

Loan Opening or Opening of the Loan: means the first disbursement of Loan proceeds.

Loan Opening Date: means the date of the Loan Opening and the date on which the Borrower has satisfied the conditions set forth in this Agreement.

Maintenance, Management, Service, and Other Documents: means all of the documents assigned to the Administrative Agent for the benefit of the Administrative Agent and the Lenders pursuant to the Assignments of Agreements, Contracts and Permits made by the Borrower for the benefit of the Administrative Agent, including all management, maintenance and service contracts or agreements, all consulting agreements, and all brokerage agreements with any leasing agents, relating to the use and operation of the Project, and all interest rate hedging products.

Maturity Date: means, with respect to the Loan, the earlier of (i) the third anniversary of the date of the Notes or (ii) the date on which the principal amount of all outstanding Loans have been declared or automatically have become due and payable (whether by acceleration or otherwise).

MeadWestvaco Lease: means the fully executed lease between the Borrower, as landlord, and MeadWestvaco Corporation, as tenant, for 100% of the leasable space of the Project. The MeadWestvaco Lease shall be satisfactory in form and substance in all respects to the Administrative Agent.

Multiemployer Plan: means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions and which is a "Multiemployer Plan" as defined in Section 3(37) of ERISA.

Net Mark-to-Market Exposure: means, as of any date of determination for any reason, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. "Unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

NewMarket Subsidiaries: means the Subsidiaries of NewMarket which, pursuant to the Revolving Credit Agreement, have executed or shall hereafter become obliged to execute the Second Amended and Restated Guaranty delivered in connection with the Revolving Credit Agreement.

Notes: mean the promissory notes described in Section 2.3(a) of this Agreement, as originally executed or as may be hereafter replaced, restated, supplemented or amended from time to time in writing.

Obligations: mean all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations (including, but not limited to, any Rate Management Obligations) of the Borrower to the Lenders or to any Lender, the Administrative Agent, or any indemnified party under this Agreement or under the other Loan Documents.

Other Taxes: mean any present or future stamp or documentary taxes or recordation taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

Payment Date: means the first day of each calendar month.

Percentage: means with respect to each Lender, the applicable percentage of the Loan represented by such Lender's then-current Commitment.

Permitted Exceptions: mean those matters listed in Exhibit B hereto to which the interest of the Borrower in the Project may be subject at the Loan Opening Date and thereafter and any such other title exceptions or objections, if any, as the Administrative Agent, or its counsel, may reasonably approve in advance in writing.

Person: means an individual, corporation, a limited or general partnership, an association, a joint venture, a limited liability company or any other entity or organization, including a governmental or political subdivision or an agent or instrumentality thereof.

Plan: means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

Plans and Specifications: mean plans and specifications prepared by the Architect referred to in Section 7.1(e) of this Agreement, as approved by the Administrative Agent, as such plans and specifications may be amended from time to time (but only with the prior written approval of the Administrative Agent, which such approval shall not be unreasonably withheld, or otherwise in accordance with this Agreement), including any working or shop drawings made in furtherance of the plans and specifications. The Plans and Specifications will initially be prepared for phases of the Project but no work shall be commenced on and no Advance shall be made with respect to any phase of the Project until the Plans and Specifications for such phase shall be issued by the architect, approved by the Lenders' Inspecting Architect and all costs attributable to such phase of the Project have been Finalized. The final Plans and Specifications for the Project, including each and every phase thereof, shall be issued by the Architect and approved by the Administrative Agent and Lenders' Inspecting Architect on or before April 1, 2008.

Primary Operating Account: means any deposit account or controlled disbursement account on which the Borrower draws to pay all or substantially all of its operating expenses.

Principal: means Principal Commercial Funding II, LLC, the lender providing the prospective permanent "take-out" financing pursuant to the Principal Application or its affiliates or assigns approved by Administrative Agent.

Principal Application: means the Application dated February 26, 2007 made by the Borrower and Principal for permanent financing of approximately $116,000,000 together with the associated Rate Lock Agreement dated February 26, 2007 also made by the Borrower and Principal.

Project: shall have the meaning as set forth in Recital A of this Agreement.

Project Cost: means the total cost of constructing, fitting-out and equipping the Project as set forth in the Budget.

Rate Management Account: means an account maintained by the Administrative Agent into which all funds payable to or earned by the Borrower on account of any Rate Management Transaction shall be deposited and maintained. Until the Loan is irrevocably paid in full, the funds in the Rate Management Account shall be used only as provided herein, and Borrower shall not withdraw any funds from, the Rate Management Account except as provided in this Agreement. No interest shall accrue on the Rate Management Account.

Rate Management Obligations: means any and all obligations of a Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transaction.

Rate Management Requirement: means the requirement that Borrower, at Borrower's cost and expense, enter into a Rate Management Transaction affording interest rate risk protection acceptable to the Administrative Agent for at least eighty-five percent (85%) of the principal of the Loan.

Rate Management Transaction: means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between the Borrower and the Lenders or Affiliate thereof which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures. The Lenders shall participate in each Rate Management Transaction in accordance with their respective percentages.

Real Estate: means that portion of the Project constituting real property.

Reportable Event: means a reportable event as defined in Section 4043(c) (but not (c) (a) or (ii)) of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the Pension Benefit Guaranty Corporation ("PBGC") by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

Required Lenders: mean Lenders holding Percentages which aggregate at least sixty percent (60%).

Revolving Credit Agreement shall have the meaning provided in Article 12(n) of this Agreement.

Scheduled Commencement Date: means May 1, 2007.

Scheduled Completion Date: means the date which is thirty two (32) months following the Scheduled Commencement Date, except that the applicable Scheduled Completion Date for the Project may be extended by the period of any Unavoidable Delays; provided, however, such extended period shall not exceed thirty (30) days due to any one instance of Unavoidable Delay or ninety (90) days due to all Unavoidable Delays in the aggregate.

Security Documents: mean:

(a) the Deed of Trust;

(b) the Guaranty

(c) the Subsidiary Guaranty

(d) the Assignment of Agreements, Contracts and Permits;

(e) the Assignment of Leases and Rents;

(f) the Indemnity Agreement;

(g) the Estoppel Certificate and the Subordination, Non-Disturbance and Attornment Agreement executed by the Tenant;

(h) Financing Statements perfecting the security interest of the Lenders in all of the Borrower's interest in the fixtures which are a part of the Project and all personal property owned by the Borrower and located on or in the Project and/or necessary or useful in the operation of the Project or otherwise associated with or arising from the Project;

(i) the security agreement satisfactory to the Administrative Agent which may be combined with the Deed of Trust.

(j) all payment and performance bonds relating to the Project; and

(k) all estoppels, undertaking, consents, certificates, opinions, acknowledgements and other documentation executed in connection with the creation and perfection of the Lenders' security interest or otherwise required to be delivered to Lender in connection with the Loan, including, without limitation, a comfort letter from Principal acknowledging that the Principal Application has been fully executed, is in full force and effect and no default exists under the Principal Application and no reason exists to terminate the Principal Application; consent by Principal to the assignment by the Borrower to the Lenders of the Principal Application; and the agreement by Principal to deliver to the Administrative Agent copies of all notices and correspondence to the Borrower respecting the Principal Application (Administrative Agent may require reissuance of such comfort letter from time to time).

Single Employer Plan: means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

Single Purpose Entity: means a Person, other than an individual, estate or unincorporated association, which is formed or organized solely to own and construct the Project, or to be the Borrower hereunder, and does not engage in any business unrelated to the foregoing, does not have any assets other than its interest in the Project, or any Indebtedness other than the Loan, and as permitted by this Agreement or the other Loan Documents, and holds itself out as being a Person separate and apart from any other Person.

Soil Report: The meaning set forth in Section 6.1(b)(9) of this Agreement.

Subsidiary: of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so directly or indirectly owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

Subsidiary Guaranty: means the unconditional guaranty executed by each of the NewMarket Subsidiaries by which the NewMarket Subsidiaries, jointly and severally, guaranty the payment and performance by NewMarket of its obligations under the Guaranty, the Indemnity Agreement and other Loan Documents.

Taxes: mean any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

Tenant: means MeadWestvaco, a Delaware corporation.

Title Insurer: means Lawyers Title Insurance Corporation, or such other title insurance company licensed in the Commonwealth of Virginia as may be approved by the Administrative Agent in connection with the Loan.

Title Policy: means an ALTA lender's title insurance policy, as more fully described in Section 6.1(b)(1) of this Agreement.

Transferee: is defined in Section 16.4.

Unavoidable Delays: mean any delays due to strikes, acts of God, adverse weather conditions beyond normally anticipated weather conditions, or other matters beyond the reasonable control of the Borrower. The time period used to calculate the number of days of such delay shall be the number of days of the actual delay unless the Borrower fails to give notice of any such delay to the Administrative Agent within ten (10) days after the Borrower obtains actual knowledge of the initial occurrence of the event resulting in such delay, in which case the time period used to calculate the number of days of such delay shall be the period from the date such notice of the delay is given to the Administrative Agent through the final day of such actual delay, and further provided, however, in no event shall an Unavoidable Delay include lack of or inability to procure moneys to fulfill the Borrower's obligations under this Agreement.

1.2 Use of Defined Terms. Defined terms may be used in the singular or the plural. When used in the singular preceded by "a", "an", or "any", such term shall be taken to indicate one or more members of the relevant class. When used in the plural, such term shall be taken to indicate all members of the relevant class.

1.3 Incorporation of Recitals. The Recitals appearing at the beginning of this Agreement are incorporated herein and expressly made a part hereof.

1.4 Incorporation of Exhibits. All Exhibits hereto are incorporated herein and expressly made a part hereof.

ARTICLE 2

TERMS OF THE LOAN AND DOCUMENTS

2.1 Agreement to Borrow and Lend. Subject to all of the terms, provisions and conditions set forth in this Agreement, the Lenders agree to make and the Borrower agrees to accept the Loan described in the Recitals of this Agreement. Each Lender shall fund its Percentage of each disbursement of the proceeds of the Loan and no Lender will be required to fund any amount which when aggregated with amounts previously disbursed by such Lender would exceed such Lender's then-current Commitment. The obligation of each Lender to fund its Percentage of such disbursement shall be several and not joint. The Loan is not a revolving credit facility and the Borrower shall not have the right to reborrow any disbursements of the Loan repaid by the Borrower.

2.2 Advances. The Advances shall bear interest at the Interest Rate then in effect from the date of the Advance until adjusted. The Interest Rate shall be adjusted on the first day of each Interest Period and on any date upon which an Event of Default shall occur.

2.3 Loan Documents. In consideration of the Lenders' entry into this Agreement and the Lenders' agreement to make the Loan, the Borrower agrees that it will, in sufficient time for review prior to the Loan Opening Date, execute (and acknowledge, as appropriate) and deliver or cause to be executed and delivered to the Administrative Agent with a copy for each Lender the following documents and instruments in form and substance acceptable to the Administrative Agent:

(a) The Notes (each, a "Note") from the Borrower payable to the order of each Lender, each in the form attached as Exhibit C hereto;

(b) The Security Documents;

(c) Consents to the Assignments of Agreements, Contracts, and Permits and Undertakings from the General Contractor, the Architect, the Borrower's engineer and such other parties as may be designated by Administrative Agent;

(d) Guaranty from the Guarantor and, the Subsidiary Guaranty executed by the NewMarket Subsidiaries;

(e) Indemnity Agreement from the Borrower and Guarantor;

(f) Such other papers and documents as may be required by this Agreement or as the Administrative Agent may require.

2.4 Term of the Loan. The unpaid principal balance, all accrued and unpaid interest and all other sums due and payable under the Notes or other Loan Documents, if not sooner paid, shall be paid in full on the Maturity Date.

2.5 Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.2 from the date upon which an Event of Default occurs and is continuing, the Administrative Agent shall, by notice to the Borrower, declare that the Interest Rate shall be equal to the Default Rate.

2.6 Method of Payment and Late Fee; Payments Generally; Pro Rata Treatment; Sharing of Set-offs. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds, free and clear of any defenses, rights of set-off, counterclaim, or withholding or deduction of taxes, to the Administrative Agent at the Administrative Agent's address specified in Section 19.4, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by 2 P.M. (Richmond, Virginia time) on the date when due and shall be applied ratably by the Administrative Agent among the Lenders. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. If any payment of principal or interest is not received by Administrative Agent within seven (7) days following its due date, the Borrower shall upon demand by Administrative Agent pay a one time late fee for each such late payment to Administrative Agent for the ratable benefit of the Lenders equal to 5% of such amount. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered by the Administrative Agent to such Lender in accordance with Section 15.13 hereof at its address specified on its signature page hereto or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. All payments hereunder shall be made in Dollars.

2.6.1 If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the Lenders entitled thereto in accordance with the amounts of interest and fees then due to the Lenders, (ii) second, all Rate Management Obligations then due under any Rate Management Transaction, ratably among the Lenders entitled thereto in accordance with the amounts of Rate Management Obligations then due to the Lenders, and (iii) third, towards payment of principal then due hereunder, ratably among the Lenders entitled thereto in accordance with the amounts of principal then due to the Lenders.

2.6.2 If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loan that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Loan and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall (i) pay to the other Lenders the amount sufficient (together with interest) to balance the payments received by the Lenders in accordance with their respective Percentages, or (ii) purchase (for cash at face value) participations in the Loan of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loan; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in its Loan to any assignee or participant, other than to the Borrower or any Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

2.6.3 Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount or amounts due. In such event, if the Borrower has not in fact made such payment (but without limiting the obligation of the Borrower to do so), then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Rate.

2.6.4 If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.6.3 or 19.5.4, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

2.7 Notes. Each Lender is hereby authorized to record the principal amount of its portion of the Loan and each repayment on the schedule attached to each of its Notes, provided, however, that neither the failure to so record nor any error in such recordation shall affect the Borrower's obligations under any such Note.

2.8 Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Advance and all Rate Management Obligations shall be payable, in arrears, on each Payment Date, commencing with the first such date to occur after the date hereof and at the Maturity Date. Interest and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 2:00 p.m. (Richmond, Virginia time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

2.9 Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of the Borrowing Notice and repayment or prepayment notice received by it hereunder. The Administrative Agent will notify each Lender of the Interest Rate applicable to each Advance promptly upon determination of such Interest Rate.

2.10 Lending Installations. Each Lender may book its portion of the Loan at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Administrative Agent and the Borrower, designate a Lending Installation through which the Loan will be made by it and for whose account payments of the Loan are to be made.

2.11 Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of an Advance or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Rate until the second Business Day after such demand and the Federal Funds Rate plus one percent for each day thereafter, or (ii) in the case of payment by the Borrower, the Interest Rate applicable to the relevant Advance.

ARTICLE 3

CHANGE IN CIRCUMSTANCES

3.1 Yield Protection. If, after the date hereof, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

(a) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding Federal, state and local income, franchise or similar taxes on the income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loan, or other amounts due it hereunder, or

(b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation, or

(c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held, or interest received by it, by an amount deemed material by such Lender, then, within ten (10) days after written demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loan and its Commitment.

3.2 Changes in Capital Adequacy Regulations. If a Lender reasonably determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation or other entity controlling such Lender is increased as a result of a Change (as hereinafter defined), then, within ten (10) days after written demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion on such increased capital which such Lender determines is attributable to this Agreement, its Commitment, or its obligation to make the Loan hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, rule, regulation, policy, guideline, interpretation, or directive of any Official Body having jurisdiction after the date of this Agreement which affects the amount of capital required or reasonably expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

3.3 Taxes.

          All payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.3) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof or other evidence of such payment satisfactory to the Administrative Agent as soon as practicable after any payment of Taxes or Other Taxes by the Borrower to the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof, or, in any event, within thirty (30) days after such payment is made.
          In addition, other than Excluded Taxes, the Borrower hereby agrees to pay any present or future stamp or documentary taxes or recordation taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note other than any sale or transfer of any Note by any Lender ("Other Taxes").
          The Borrower hereby agrees to indemnify the Administrative Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.3 except as provided in Section 3.3(ii) above) paid by the Administrative Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof. Payments due under this indemnification shall be made within five (5) Business Days after the date the Administrative Agent or such Lender makes demand therefor. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
          If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this Section 3.3(iv), together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligations of the Lenders under this Section 3.3(iv) shall survive the payment of the Obligations and termination of this Agreement.

          ARTICLE 4

          LOAN EXPENSES, FEES AND ADVANCES;

          SECURITY OF DEED OF TRUST FOR SAME

          4.1 Loan Expenses. The Borrower agrees to pay all expenses incurred in connection with the Loan, including, without limitation, all Fees, and also including all recording charges, recording taxes, indebtedness or intangibles taxes, title insurance charges, costs of surveys, appraisals, costs for certified copies of instruments, cash deposits required to be made with the Title Insurer or other escrowee for administering disbursements of the Loan, fees, expenses and charges of Lenders' Inspecting Architect and any other architectural/engineering consultants, reasonable fees and expenses (including photocopying expenses) of the Administrative Agent's attorneys, and all costs and expenses incurred by the Administrative Agent in connection with the determination of whether the Borrower has satisfied any conditions precedent to the obligations of the Lenders under this Agreement. All such expenses, charges, costs and reasonable fees shall be the Borrower's obligation regardless of whether the Loan is disbursed in whole or in part unless such failure to disburse is due to the Lenders' wrongful failure to disburse hereunder.

          4.2 Time of Payment of Fees. The Borrower shall pay the fees and expenses described in the foregoing Section 4.1 at the Loan Opening Date and on demand at such subsequent times as the Administrative Agent may determine. The Lenders may require the payment of such fees and expenses as a condition to any Advance.

          4.3 Expenses and Advances Secured by Loan Documents. Any and all advances or payments made by the Lenders under this Agreement from time to time, and any amounts expended by the Lenders pursuant to Section 18.1(a) of this Agreement or for Lenders' Inspecting Architect's fees and attorneys' fees and expenses, if any, and all other Loan expenses and fees shall, as and when advanced or incurred by the Lenders or due to the Lenders, constitute additional indebtedness evidenced by the Notes and secured by the Security Documents and the other Loan Documents to the same extent and effect as if the terms and provisions of this Agreement were set forth therein, whether or not the aggregate of such indebtedness shall exceed the aggregate face amount of the Notes.

          ARTICLE 5

          REPRESENTATIONS AND WARRANTIES

          5.1 Representations and Warranties of the Borrower. To induce the Lenders to execute this Agreement and perform the obligations of the Lenders hereunder, the Borrower hereby represents and warrants to the Lenders as follows:

          (a) The Borrower has fee simple title to the Real Estate, subject only to the applicable Permitted Exceptions.

          (b) No litigation or proceedings are pending, or to the best of the Borrower's knowledge are threatened, against the Borrower or any Affiliate of the Borrower (i) which might affect the validity or priority of the liens of the Deed of Trust, (ii) which might materially affect the ability of the Borrower or the Guarantor to perform its respective obligations pursuant to and as contemplated by the terms and provisions of this Agreement and the other Loan Documents, or (iii) which might materially affect the operations or financial condition of the Borrower or the Guarantor. Without limitation of the foregoing, there are no pending or, to the best of the Borrower's knowledge, threatened proceedings or actions to revoke, attack, invalidate, rescind, or modify the zoning of the Project or any part thereof, or any building or other permits heretofore issued with respect thereto, or asserting that such zoning or permits do not permit the construction of the Project.

          (c) There are no pending civil (including actions by private parties), criminal, or administrative proceedings affecting the Project relating to environmental matters ("Environmental Proceedings") and the Borrower has no knowledge of any threatened Environmental Proceedings or any facts or circumstances which may give rise to any future Environmental Proceedings.

          (d) The factual matters upon which the opinion of counsel required by Section 6.1(b)(5) of this Agreement are predicated, are true in all respects.

          (e) The execution, delivery and performance of this Agreement and the other Loan Documents have not constituted (and will not, upon the giving of notice or lapse of time or both, constitute) a breach or default under any other agreement to which the Borrower or the Guarantor is a party or may be bound or affected, or a violation of any Law which may affect the Project, any part thereof, any interest therein, or the use thereof.

          (f) The Borrower and its agents have not entered into any leases or other arrangements for occupancy of space within the Project, other than the MeadWestvaco Lease furnished to the Administrative Agent. The MeadWestvaco Lease demises the entire leasable space of the Project to the Tenant. The MeadWestvaco Lease is in full force and effect, free from any default by the Borrower or the Tenant, and is binding and fully enforceable in accordance with its terms upon the Borrower and the Tenant. No other lease of space within the Project exists or is contemplated and no other lease of space within the Project shall be executed or otherwise committed to by the Borrower unless it has first been approved in form and substance by the Administrative Agent.

          (g) No condemnation of any portion of the Project and no denial of access to the Project from any point of access thereto, has commenced or, to the best of the Borrower's knowledge, is contemplated by any Governmental Authority.

          (h) The amounts set forth in the Budget attached hereto as Exhibit F, as amended from time to time in accordance with this Agreement, present a true, full and complete itemization by category of all costs, expenses and fees which the Borrower expects after all due inquiry and diligence will be required to be paid to complete the Construction of the Project.

          (i) All financial statements furnished to the Administrative Agent or the Lenders by the Borrower, any Affiliate of the Borrower, or the Guarantor are true, correct and complete in all material respects as of the date thereof and all other information previously furnished by the Borrower, any Affiliate of the Borrower, or the Guarantor to the Administrative Agent or the Lenders in connection with the Loan are true, complete and correct in all material respects and do not fail to state any material fact necessary to make the statements made not misleading.

          (j) No material adverse change in the operations or financial condition of the Borrower or the Guarantor has occurred since the date of the most recent financial statement provided by such entities.

          (k) The construction of the Project will not violate (i) any Law (including subdivision, zoning, building, environmental protection and wetlands protection Laws), or (ii) any building permits, restrictions of record, or any agreement affecting the Project or any part thereof. Neither the zoning nor any other right to construct or to use the Project is to any extent dependent upon or related to any other real estate. Without limiting the generality of the foregoing, all consents, licenses and permits and all other authorizations or approvals (collectively, "Governmental Approvals") required to complete the Construction of the Project in accordance with the Plans and Specifications have been obtained or will be obtained and the Borrower knows of no reason that would delay the issuance of such Governmental Approvals; all Construction of the Project will be performed in accordance in all material respects with the Plans and Specifications, all Laws and the Governmental Approvals, and all Laws relating to the Construction of the Project and operation of the Project shall comply with and all permits and licenses required for the operation of the Project which cannot be obtained until Construction of the Project is completed can be obtained if the Project is completed in accordance with the Plans and Specifications.

          (l) The Project will have water and electrical supply, storm and sanitary sewerage facilities, other required public utilities, fire and police protection, and means of appropriate access between the Project and public streets; to the best of the Borrower's knowledge none of the foregoing will be delayed or impeded by virtue of any requirements under any applicable Laws including environmental protection or control Laws so that the Construction of the Project could not be completed by the Scheduled Completion Date; that upon completion of the Construction of the Project, the Borrower shall have taken all reasonable actions to cause all of the foregoing to comply with all applicable Laws including environmental protection or control Laws.

          (m) No brokerage fees or commissions except those payable to SunTrust Bank's Commercial Mortgage Finance Group by the Borrower in connection with the issuance of the Principal Application are payable by or to any person in connection with this Agreement or the Loan to be disbursed hereunder.

          (n) When completed in accordance with the Plans and Specifications, no Improvements comprising the Project will encroach upon any building line, setback line, side yard line, or any recorded or visible easement (or other easement of which the Borrower has knowledge with respect to the Project), except as expressly permitted by the applicable Governmental Authority or as otherwise approved by Administrative Agent. Borrower shall have received all necessary and appropriate Governmental Approvals, easements and licenses required prior to constructing any overhangs or other structures which encroach upon or over setback restrictions, sidewalks or rights of way.

          (o) For all purposes the Project may be mortgaged, conveyed, and otherwise dealt with as an independent parcel.

          (p) The Loan is not being made for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation T, U, or X issued by the Board of Governors of the Federal Reserve System, as at any time amended, and the Borrower agrees to execute all instruments necessary to comply with all the requirements of Regulation U of the Federal Reserve System, as at any time amended.

          (q) The assets of the Borrower are not "plan assets" of any employee benefit plan within the meaning of the Regulations set forth at 29 C.F.R. Section 2510.3-101.

          (r) (i) The Project is in a clean, safe and healthful condition, and, except for materials used in the ordinary course of construction, maintenance and operation of the Project is free of all Hazardous Material; (ii) the Borrower and, to the best knowledge of the Borrower, no other person or entity, has ever caused or permitted any Hazardous Material to be placed, held, located or disposed of on, under, at or in a manner to affect the Project, or any part thereof, except for materials used in the ordinary course of construction, maintenance and operation of the Project, and the Project has never been used (whether by the Borrower or, to the best knowledge of the Borrower, by any other person or entity) for any activities involving, directly or indirectly, the use, generation, treatment, storage, transportation, or disposal of any Hazardous Material, except for materials used in the ordinary course of construction, maintenance and operation of the Project; (iii) neither the Project nor the Borrower is subject to any existing, pending, or, to the best of the Borrower's knowledge, threatened investigation or inquiry by any Governmental Authority, and the Project is not subject to any remedial obligations under any applicable Laws pertaining to health or the environment; and (iv) to the best of the Borrower's knowledge, there are no underground tanks, vessels, or similar facilities for the storage, containment or accumulation of Hazardous Materials of any sort on or affecting the Project. Notwithstanding the foregoing, Borrower and Lenders are aware that the Phase I Environmental Site Assessment, dated April 6, 2007, prepared by APEX Companies, LLC, discloses that past historical uses of the site indicate the possible presence of certain Hazardous Materials as disclosed therein, as well as the possible presence of underground storage tanks. Borrower has engaged Draper Aden Associates to further evaluate the environmental condition of the Project during excavation and Draper Aden Associates has concluded in its letter dated July 13, 2007 to the Borrower that further studies of the subsurface conditions at the Project are not warranted.

          (s) The Principal Application is in full force and effect. The Borrower has to this date fulfilled and performed and shall hereafter fulfill and perform each and every requirement then capable of performance. The Borrower has not received any notice that any condition thereunder must be performed which has not been timely performed. There exists no cause under the Principal Application to terminate the financing contemplated thereunder, or which could lead, after the giving of notice and passage of time, to the termination by Principal of the Principal Application.

          (t) No Default or Event of Default has occurred and is continuing.

          (u) The Borrower does not use any trade name other than its actual name set forth herein. The principal place of business of the Borrower is as stated in the Recitals to this Agreement.

          (v) The Borrower is not a "foreign person" within the meaning of Sections 1445 or 7701 of the Internal Revenue Code.

          (w) All statements set forth in the Recitals are true and correct in all material respects.

          5.2 Survival of Representations and Warranties. The Borrower agrees that all of its representations and warranties set forth in Section 5.1 of this Agreement will be true in all material respects, at the Loan Opening Date and, except with respect to matters which have been disclosed in writing to the Administrative Agent and approved by the Administrative Agent, upon each subsequent request for disbursement of the Loan as if made as of such date. Each request for disbursement hereunder shall constitute a reaffirmation of such representations and warranties as deemed modified in accordance with the disclosures made and approved, as aforesaid, as of the date of such request and disbursement. At Administrative Agent's request, the Borrower shall reaffirm such representations and warranties in writing prior to any disbursement hereunder.

          ARTICLE 6

          REQUIREMENTS PRECEDENT TO THE OPENING OF THE LOAN

          6.1 Loan Opening Conditions. The Borrower agrees that it will perform and satisfy all of the following conditions precedent before Loan Opening, and the Borrower agrees that the obligation of the Lenders to make the first Advance and thereafter to make further Advances, is conditioned upon the Borrower's full and complete performance or satisfaction of all such conditions precedent unless expressly waived by the Administrative Agent (with consent of all Lenders or Required Lenders for items requiring approval of all Lenders or Required Lenders), provided that Administrative Agent shall provide copies of all required items to any Lender requesting same even if approval of the Lenders is not required):

          (a) No Default or Event of Default shall have occurred under this Agreement or any of the Loan Documents and the Borrower and the Guarantor shall have timely complied with and performed all of their respective covenants, agreements and obligations under this Agreement and under the other Loan Documents which by their terms are required to have been complied with and performed by the Borrower and/or the Guarantor.

          (b) The Borrower shall have furnished to the Administrative Agent the following in sufficient time for review by the Administrative Agent and its counsel (and to the extent required below, the other Lenders) prior to the Loan Opening Date, all of which shall be in form and substance satisfactory to the Administrative Agent and its counsel (and to the extent required below, the other Lenders):

            ALTA Lender's extended coverage policies of title insurance (collectively, the "Title Policy"), on the 1992 or another form acceptable to Administrative Agent having an aggregate insured amount not less than the Loan Amount with a pending disbursement clause acceptable to the Administrative Agent and its counsel, issued by the Title Insurer, insuring the Deed of Trust as a valid and subsisting first priority lien on the Real Estate for the Project and all appurtenant easements, subject only to the Permitted Exceptions. The Title Policy shall (i) contain an ALTA Form 9 Endorsement or similar comprehensive endorsement; (ii) specifically insure the Administrative Agent for the benefit of the Lenders; (iii) insure that the surveys described in Section 6.1(b)(2) of this Agreement describe the same real estate as is covered by the Title Policy; (iv) include an endorsement providing full affirmative mechanics' lien coverage acceptable to the Administrative Agent and its counsel; and (v) contain such other endorsements as the Administrative Agent may reasonably require and are authorized to be issued in the Commonwealth of Virginia. At the Loan Opening, the Administrative Agent may accept in lieu of the Title Policy a commitment or commitments for the issuance of the Title Policy, "marked-up" and signed by the Title Insurer which is the legal equivalent of the Title Policy, as determined in the sole discretion of the Administrative Agent's counsel, establishing that the Title Insurer is prepared to issue the Title Policy on the terms stated above without qualification or conditions, and thereafter the final copy of the Title Policy shall be promptly issued. The Borrower shall deliver to the Administrative Agent a legible copy of all underlying documents and instruments referred to in the Title Policy or in any preliminary title report or commitment obtained from the recorder's office or other appropriate source.

            Appropriate provisions reasonably satisfactory to the Administrative Agent for coinsurance and/or reinsurance with direct access agreements shall also be obtained in amounts and with other title insurance companies satisfactory to the Administrative Agent. The Borrower agrees to deliver to the Title Insurer such other papers, instructions and documents as the Title Insurer may require for the issuance of the Title Policy in accordance with all requirements of this Agreement.

            Plat of survey of the Land made by a certified land surveyor licensed in the Commonwealth of Virginia satisfactory to the Administrative Agent, in triplicate, showing the boundaries of the Land and any and all improvements located therein. The survey shall be currently dated and shall be prepared in accordance with the standards issued by the American Land Title Association, bearing or accompanied by a proper certificate by the surveyor in the form attached hereto as Exhibit D, which certificate shall include the legal description of the Land and shall be made in favor of the Administrative Agent for the benefit of the Lenders and the Title Insurer. The surveys shall contain all additional items set forth in Table A to the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys (2005) which are required to be included in a boundary survey, except as approved by the Administrative Agent. The survey shall also show (1) the location of all adjacent public rights of way and the points of access to and from each of the same as well as all easements which burden the Land or which are appurtenant to the Land (identified by recording information relative to each document creating such an interest); (2) no encroachments by improvements located on adjoining property onto the Land, other than as are approved by the Administrative Agent and as to which the Administrative Agent has received affirmative coverage by endorsement to the Title Policy; (3) the delineation of any portion of the Land which is within the limits of the 100-year flood plain; and (4) such additional information as may be reasonably required by the Administrative Agent or the Title Insurer. The Borrower shall supply as a condition to any Advance after site excavation and/or pouring of concrete footings an update to the survey showing the location of the perimeter of the Improvements and a certificate by the surveyor that the perimeter of the Improvements lies solely within the boundaries of the Land, does not encroach on any other property or upon any right of way or setback line.
            The following with respect to insurance:

(i) Prior to the first advance of funds for any vertical improvement to the Project (including poured concrete or other materials incorporated into the foundation) or materials delivered to the Land, original or duplicate original insurance policies for which the premiums have been fully prepaid, or, binders evidencing that policies are in place and payment scheduled (which may be in "builder's risk-all risk form" and which shall include all insurance required to be carried by the Borrower, as "owner," under the provisions of all construction contracts let by the Borrower). Such insurance shall insure the Project, including all materials in storage and while in transit during the Construction period, against loss or damage by fire or other casualty, with extended coverage and with coverage for such other hazards (including "collapse", "explosion", "earthquakes", "terrorism" and coverage in so-called "all-risk" form) as the Administrative Agent may reasonably require both during and after the construction period, and shall not contain any exclusions for testing procedures. Such insurance may have a deductible not more than $150,000 and shall contain a replacement cost and agreed amount endorsement, an endorsement covering so-called "soft costs," and shall also contain an endorsement permitting occupancy of the Project (except that the deductible amount and liability limit for earthquake coverage and flood damage coverage may vary with the consent of the Administrative Agent). Upon substantial completion of the Project (such time as a temporary certificate of occupancy is issued for the entire Project), the Borrower shall procure a policy of "All Risk" property insurance written on the broad form with coverage in the full replacement cost of the Project together with an agreed amount endorsement with such other coverages and forms, including "terrorism coverage" as may be required by the Administrative Agent;

(ii) If any portion of the Real Estate is located in an area designated by the Secretary of Housing and Urban Development as having special flood hazards, then the Borrower shall provide commercial flood insurance to the full extent available through the Borrower's property insurer until such time as the Borrower shall have caused those portions of the Land to be filled and graded to an elevation above the 100-year flood zone and all applicable authorities have removed such designation of those such portions of the Real Estate from all flood zone maps, unless such requirements are waived in writing by the Administrative Agent;

(iii) Certificates evidencing worker's compensation, employer's liability, and commercial general liability insurance (including contractual liability) and, in the case of the commercial general liability insurance, naming the Administrative Agent for the benefit of the Lenders as additional insured, with liability insurance limits of not less than $10,000,000 in the aggregate and $5,000,000 per occurrence for personal injury and property damage, together with such excess or umbrella coverage as the Administrative Agent may reasonably require. The liability policy shall also contain a so-called "products-completed operations endorsement";

(iv) Boiler and machinery insurance policies satisfactory to the Administrative Agent commencing at such time as fixtures and equipment are connected and ready for use;

(v) Upon substantial completion of the Project, loss of rents coverage in an amount not less than the then current annual rent payable under the MeadWestvaco Lease.

(vi) Certificates evidencing professional liability insurance obtained by Architect covering the Architect and all architects and engineers identified in the certification required under Section 7.1(e) of this Agreement.

All insurance required hereunder shall be with companies and in form, amounts and with coverage and deductibles satisfactory to the Administrative Agent and with a mortgagee's loss payable clause attached naming the Administrative Agent for the benefit of the Lenders as mortgagee, loss payee and/or additional insured. All companies shall have a current Best Insurance Guide rating of "A-VIII" or better and shall be qualified to do business in Virginia. All policies required hereunder shall endeavor to provide that the insurance evidenced thereby shall not be cancelled without at least thirty (30) days' prior written notice from the insurance carrier to the Administrative Agent, except that ten (10) days' prior written notice shall be required if cancellation is due to non-payment of premiums. Further, the Borrower shall deliver proof of renewal of all insurance required hereunder at least ten (10) days prior to the expiration of the existing insurance.

(4) Evidence reasonably satisfactory to the Administrative Agent that the Project will have adequate water and electrical supply, storm and sanitary sewerage facilities, other required public utilities, fire and police protection and means of access between, to and from the Project to and from the adjacent public rights of way. The Borrower also shall have furnished to the Administrative Agent evidence satisfactory to the Administrative Agent that no such supply or facilities will be delayed or impeded by virtue of any requirements under any Laws including environmental protection or control Laws and that all such facilities (existing and to be constructed) shall comply with any and all applicable Laws including environmental protection and control Laws.

(5) An opinion from counsel for the Borrower and the Guarantor in form and substance satisfactory to the Administrative Agent and its counsel, subject to standard exceptions, qualifications and limitations and addressing such matters as the Administrative Agent may reasonably require.

(6) Evidence satisfactory to the Administrative Agent that the Loan is fully and duly authorized by the Borrower and that the individuals executing this Agreement and the other Loan Documents on behalf of the Borrower or the Guarantor, as the case may be, have been duly authorized by all appropriate action to execute and deliver this Agreement and the Loan Documents on behalf of the Borrower or the Guarantor, as the case may be.

(7) A budget of costs for the Project for the most recent completed fiscal quarter and month, in form and substance reasonably satisfactory to the Administrative Agent.

(8) Financial statements of the Borrower and the Guarantor in form and for the periods as the Administrative Agent may reasonably request.

(9) All soil test reports (the "Soil Report") and site engineering reports in the possession of the Borrower or its Affiliates.

(10) Environmental surveys including confirmation that no additional surveys or investigations are recommended by any Phase I environmental site assessment, which shall (a) demonstrate the absence of any existing or potential Hazardous Material contamination or violations of environmental Laws at the Project, except as acceptable to the Lenders in their sole and absolute discretion, (b) include the results of all sampling or monitoring to confirm whether and to what extent there may be existing or potential Hazardous Material contamination at the Project, if any sampling or monitoring has been recommended (c) describe response actions appropriate to remedy any existing or potential Hazardous Material contamination, and report the estimated cost of any such appropriate response, (d) confirm that any prior removal of Hazardous Material or underground storage tanks from the Project was completed in accordance with applicable Laws, and (e) confirm that the Land is not located in a wetlands district;

(11) Evidence satisfactory to the Administrative Agent that the Land includes all of the parcels required to develop the Project as contemplated by the Plans and Specifications and that the Improvements comprising the Project once completed and the contemplated uses of the Project are in compliance with all applicable zoning, environmental laws and other Laws.

(12) Current searches of all Uniform Commercial Code financing statements filed with the State Corporation Commission of the Commonwealth of Virginia and/or the Recorder or Clerk of the Circuit Court of the City of Richmond, Virginia against the Borrower as debtor, showing that no Uniform Commercial Code financing statements are filed or recorded against the Borrower in which the collateral is described as personal property or fixtures located on the Project or used in connection with the Project.

(13) A copy of the management agreement for the Project, if any, and a copy of any brokerage agreements with leasing agents relating to unleased space in the Project, if any, together with a statement as to commissions earned to date and commissions payable upon the happening of certain stated events all of which shall be approved by the Administrative Agent.

(14) So-called "Long Form" Certificates of Good Standing for the Borrower and its members and, if applicable, the constituent parties of such members, and the Guarantor from the State Corporation Commission of the Commonwealth of Virginia, together with (a) certified copies of the articles of organization and the operating agreement for the Borrower and (b) certified copies of the certificate of incorporation and bylaws for the Guarantor.

(15) An Appraisal of the Project by professional appraiser selected by, or otherwise acceptable to, the Administrative Agent in compliance with FIRREA and pursuant to written instructions of the Administrative Agent, and in all other respects satisfactory to the Administrative Agent, reflecting an "upon completion" market value of the Project.

(16) Evidence satisfactory to the Administrative Agent that as of the Loan Opening, the Borrower has satisfied the Equity Requirement relating to the contribution of the Land and funds payable by the Borrower at the initial Advance.

(17) A written certification from the Borrower and the Guarantor stating that all representations and warranties made in the Loan Documents are true and correct and remain in full force and effect, and a representation that the development and Construction of the Project is progressing in accordance with the Construction Schedule and in accordance with the Budget.

(c) The Borrower shall have complied with the applicable requirements of Articles 7 through 11 of this Agreement.

(d) The Borrower shall have paid in cash to the Administrative Agent (for itself and for the benefit of the Lenders) all loan, commitment, syndication, arranging and such other Fees as may be required by separate fee agreements by and between the Borrower and the Administrative Agent.

ARTICLE 7

CONSTRUCTION PAYOUT REQUIREMENTS PRECEDENT

7.1 Required Documents. The Borrower shall cause each of the following to be furnished to the Administrative Agent in sufficient time for review prior to the first disbursement in connection with the Loan, all in form and substance satisfactory to (or as otherwise waived by) the Administrative Agent:

(a) To the extent requested by the Administrative Agent, copies of all executed Architectural and Engineering Documents, Construction Documents and Maintenance, Management and Service Documents which are described on the statement referred to in (b) below, including a guaranteed maximum price General Contract for the Project and financial statements and references for the General Contractor. If the General Contract has not been executed prior to the Opening of the Loan, the Borrower shall submit all contracts with the General Contractor for the work on-going or to be conducted under permits then issued, together with a detailed schedule for the issuance of all remaining permits and for finalizing the General Contract, together with a schedule of all trade or elements of the Work thereunder which have not been Finalized. All of the foregoing to be subject to the approval of the Administrative Agent.

(b) A statement from the Borrower setting forth a description of all construction or management contracts related to the Project, let by the Borrower to any Person in an aggregate amount equal to or greater than $1,000,000, or such lower amount (but not lower than $500,000) as may be established by written notice from the Administrative Agent to the Borrower.

(c) The Borrower shall deliver to the Administrative Agent: (i) the Borrower's Requisition Certificate ("Borrower's Requisition Certificate"), and (ii) the initial AIA Draw Forms executed by the General Contractor, the Borrower, the Architect and approved by the Administrative Agent and the Lenders' Inspecting Architect, covering all work done, and (iii) with waivers of lien from the General Contractor and any subcontractors covering all work and materials for which payments have been made prior to such time in forms and substance satisfactory to the Title Company and the Administrative Agent.

(d) Photocopies of all building permits and all other permits or licenses issued by any Governmental Authority which are required in connection with the Construction of the Project related to the Loan Opening (including any and all environmental protection and wetlands protection permits, if any) and specifically including, the clearing, grading and erosion control permits issued by the City of Richmond, Virginia.

(e) Plans and Specifications for the phases of construction of the Project completed prior to Loan Opening or to be conducted within the thirty (30) days following Loan Opening, together with a certificate of the Architect to the Administrative Agent for the benefit of the Lenders which shall be in the form attached as Exhibit E.

(f) Such documents as the Administrative Agent may reasonably require (i) to evidence applications for disbursements of Loan proceeds, and (ii) to establish the identity and power and authority of any person or persons who may be authorized by the Borrower to execute such documents.

(g) A detailed critical path construction schedule depicting the dates scheduled for commencement and completion of each phase of the work contemplated by the General Contract ("Construction Schedule").

(h) A satisfactory report from Lenders' Inspecting Architect containing an analysis of the Plans and Specifications, the Budget, and the Project Cost the Construction Schedule, the General Contract and subcontracts and the Soil Report.

(i) Evidence satisfactory to the Administrative Agent that the Project is benefited or will be benefited at the appropriate time by such easements or other rights as may be necessary for the Construction of the Project, vehicular and pedestrian ingress and egress, the installation and maintenance of utilities, parking and other site improvements, and the operation of the Project. Such evidence shall consist of information shown on the survey and endorsements to the Title Policy. If any off-site improvements are required for development of the Project, then the Borrower shall also have provided such information regarding such improvements as Administrative Agent may require, including the funding source to pay for such improvements.

(j) Evidence satisfactory to the Administrative Agent that the Land includes all of the parcels required to develop the Project as contemplated by the Plans and Specifications, and that the Project, as so contemplated will be in compliance with all applicable zoning and building codes (including set-back requirements), environmental Laws and other Laws of applicable Governmental Authorities (including requirements for parking, closure and/or vacation of rights-of-way) and that any approvals thereof required from third parties or any Governmental Authority have been obtained or, in the case of approvals relating to the operation of the Project which cannot be obtained until completion of Construction of the Project, evidence satisfactory to the Administrative Agent that such approvals are obtainable. Such evidence shall include evidence that any remediation measures suggested in the Environmental Survey have been completed or are being diligently pursued to completion toward full compliance with environmental Laws, in the Administrative Agent's reasonable judgment. Upon completion of the Construction of the Project, the Borrower shall furnish the Administrative Agent evidence satisfactory to the Administrative Agent that the Project complies with the foregoing requirements. Such evidence (before and upon completion of the Construction of the Project) shall consist of information shown on the survey and endorsements to the Title Policy and copies of all appropriate permits and certificates required to be issued by any Governmental Authority.

7.2 Administrative Agent's Verification of Subcontracts. Borrower shall deliver to Administrative Agent and Lenders' Inspecting Architect copies of all subcontracts having a contract price in excess of $500,000. From time to time, the Administrative Agent may forward to all or any contractors, architects, engineers and other parties listed on the AIA Draw Forms, a contract verification to ascertain the correctness of the amount of the contract for each contractor, architect, engineer and any other party as contained on the statement that is a party to contract with a contract price over $500,000. If any discrepancy exists between the amounts as shown by the executed copies of the contracts, the AIA Draw Forms, and the verification of contract forms, the Administrative Agent shall have the right to require that such discrepancies be eliminated to its full satisfaction either prior to or subsequent to disbursement in connection therewith.

ARTICLE 8

BUDGET AND CONTINGENCY FUND

8.1 Budget. The Borrower has submitted to the Administrative Agent the Budget, a copy of which is attached hereto as Exhibit F, specifying all costs and expenses of every kind and nature whatsoever incurred or to be incurred by the Borrower in connection with the Construction of the Project. The Borrower shall provide back-up documentation upon request of the Administrative Agent with respect to costs previously incurred. The Budget contains a breakdown of all hard and soft costs for the Project. The Budget includes, in addition to the Budget Line Items described in Section 8.2 of this Agreement, the Contingency described in Section 8.3 of this Agreement. Unless otherwise required by Section 15.15(b), all changes to the Budget shall in all respects be subject to the written approval of the Administrative Agent which approval shall not be unreasonably withheld, except that consent of Administrative Agent shall not be required for any individual change in a Budget Line Item (but not including the Budget Line Item for interest) not exceeding $250,000 provided that the aggregate amount of all such changes does not exceed $750,000 and the Borrower provides evidence to Administrative Agent that the amount remaining in the applicable Budget Line Item is sufficient to pay the costs intended to be paid from such Budget Line Item. Any changes in the Budget greater than $750,000 in any one instance or $1,500,000 in the aggregate must be approved by the Required Lenders. The approval of the initial Budget or changes thereto does not constitute a representation or agreement of the Administrative Agent or the Lenders that all such costs and expenses are accurate or properly reflected in the Budget, the responsibility therefor being solely with the Borrower. No Advance or portion thereof shall be funded for the payment of a cost of the Project unless the cost is Finalized. The Budget and all Project Costs shall be Finalized on or before July 1, 2008.

8.2 Budget Line Items. The Budget shall include as line items ("Budget Line Items") the cost of all labor, services, materials, equipment, fixtures and furnishings needed for the completion of the Construction, and shall include all other costs, fees, and expenses relating in any way whatsoever to the Construction or the furnishing, fixturing, equipping, use, or occupancy of the Project, including the cost of architect fees, engineering fees, attorneys' fees, leasing commissions, advertising and promotion expenses, interest, real estate taxes, survey costs, title insurance premiums, premiums on other insurance policies required to be furnished by the Borrower hereunder for the Project, any other unpaid Loan expenses and fees referred to and described in Article 4 of this Agreement, and procurement of all approvals, licenses and permits necessary to make the Project ready for use and occupancy, and all other sums due in connection with construction and operation of the Project, the Loan, and this Agreement and the other Loan Documents. The Borrower agrees that all proceeds of the Loan disbursed by Lender shall be used only for the Budget Line Items for which such proceeds were disbursed.

The Lenders shall not be obligated to disburse any amount for any category of costs set forth as a Budget Line Item unless such costs are Finalized or which is greater than the amount set forth for such category in the applicable Budget Line Item, subject to reallocations as provided herein. The Administrative Agent, or the Required Lenders as applicable, reserves the right to add or delete categories to or from the Budget and increase or decrease the amount set forth in any particular Budget Line Item (other than the interest reserve Budget Line Item which shall not be reallocated without the approval of all of the Lenders), but agrees to be reasonable in making any such changes and to do so only after reasonable consultation with the Borrower. If there is an excess of any Budget Line Item over the actual costs incurred in connection with the work associated with such Budget Line Item, as determined by the Administrative Agent and Lenders' Inspecting Architect after such work has been completed, all such costs have been paid in full and all mechanics liens have been released or otherwise discharged to the satisfaction of the Administrative Agent, then Administrative Agent may consent to such excess being reallocated to another Budget Line Item at the Borrower's request.

The Borrower agrees that the Lenders may, at any time after the occurrence of an Event of Default and for so long as such Event of Default continues, subject to prior written notice to the Borrower, disburse the Budget Line Items for the purposes for which they had been set aside, or for any other Project-related purposes as the Administrative Agent may determine, either by payment of such items or by reimbursement to the Borrower for payments actually made by the Borrower for such items.

8.3 Contingency. The Budget shall also contain line items designated as the "Contractor's Contingency" , "Market Escalations" and/or otherwise (collectively, the "Contingency") which shall represent an amount reasonably necessary to provide assurances to the Lenders that additional funds are available to be used with the Administrative Agent's or the Required Lenders' consent as applicable if additional costs and expenses are incurred or additional interest accrues on the Loan, or unanticipated events or problems occur. The Contingency shall at no time be less than five percent (5.0%) of the then unfunded Project Costs.

The Borrower agrees that subject to the Borrower's limited right under Section 8.1 and Section 8.2 to make reallocations among Budget Line Items without the consent of the Administrative Agent, the decision with respect to utilizing portions of the Contingency in order to keep the Loan in balance shall be made by the Administrative Agent or the Required Lenders, as applicable, in their respective sole discretion, and that the Borrower may be required to make a Deficiency Deposit (as defined in Article 9) even if funds remain in the Contingency. In addition, the Borrower agrees that the Lenders may, at any time that an Event of Default has occurred and is continuing and from time to time without notice to the Borrower, disburse any portion of the Contingency for the Project-related purpose as the Administrative Agent may determine.

ARTICLE 9

LOAN BALANCING

Anything contained in this Agreement to the contrary notwithstanding, it is expressly understood and agreed that the Loan shall at all times be "in balance" on a Budget Line Item by Budget Line Item and an aggregate basis, subject to reallocations as permitted expressly herein. The Loan shall be deemed to be "in balance" only at such time and from time to time as the Administrative Agent may determine that the then-undisbursed portion of the Loan, less an amount equal to the then-remaining Contingency for the Loan plus the unfunded portion of Borrower's Equity Requirement to be contributed subsequent to such determination, equals or exceeds the amount necessary to pay for (i) all work done (and not theretofore paid for) or to be done in connection with the completion of the Construction for the Project, in accordance with the Plans and Specifications (based on the "Agent's Estimate of the Cost of Construction" (as hereinafter defined)), including the installation of all other fixtures and equipment required for the Borrower's operation of the Project, and (ii) all other costs (including interest on the Loan) incurred and not theretofore paid for, or to be incurred in connection with the Project, as applicable (to the extent revenues from the Project will not in the Administrative Agent's judgment be sufficient to pay such costs and expenses) until the breakeven leasing date.

The Borrower agrees that prior to Loan Opening, the Administrative Agent shall have the right to make (and thereafter from time to time the Administrative Agent shall have the right to revise), in its reasonable discretion, an estimate of the Project Cost which estimate is herein sometimes called "Agent's Estimate of the Cost of Construction". In the first instance, Agent's Estimate of the Cost of Construction shall be made upon the basis of the Budget, then-current Plans and Specifications, the General Contract for the Project executed subcontracts and purchase orders, or, in those instances where subcontracts or purchase orders have not yet been let, upon the basis of either written bids with responsible contractors, tradesmen and material suppliers satisfactory to the Administrative Agent or the Administrative Agent's estimate of such costs, and shall take into account such allowances for reserves and contingencies as the Administrative Agent shall deem appropriate. Thereafter, the Agent's Estimate of the Cost of Construction will take into account, in addition to the Budget, the applicable General Contract, outstanding bulletins and addenda, subcontracts and purchase orders and other considerations which the Administrative Agent, in its discretion, deems relevant or likely to have an impact upon the Project Cost, including current costs for and availability of materials and supplies, the provisions of construction contracts, subcontracts and purchase orders, the ability of the General Contractor to perform under the applicable General Contract, and the ability of parties to perform under and in accordance with the terms of the contracts, subcontracts and purchase orders. If there is an "identity of interest" between the Borrower and any of the Borrower's contractors, any contract between parties having such "identity of interest" shall be regarded solely as an estimate for the purpose of this Article 9. There shall be deemed to be an "identity of interest" if the Borrower shall act as a contractor in its own name or through a separate person or entity in which it or any entity related to it has a substantial interest or control.

The Borrower agrees that if for any reason the Loan at any time is not in balance, regardless of the cause, the Borrower shall, within ten (10) Business Days after written request by the Administrative Agent, deposit from its own funds the amount of the deficiency with the Administrative Agent (the "Deficiency Deposit") or reallocate the Contingency, subject to Section 8.2, which Deficiency Deposit shall first be disbursed before any further disbursement of the proceeds of the Loan shall be made. The Deficiency Deposit made by the Borrower shall not earn interest prior to disbursement by the Administrative Agent.

ARTICLE 10

LENDERS' OBLIGATION TO DISBURSE PROCEEDS OF LOAN

10.1 Loan Opening. Upon the Borrower's compliance with and satisfaction of all conditions precedent to the Loan Opening set forth herein, the Lenders shall make the initial disbursement of the Loan hereunder.

10.2 Conditions to Disbursement After Loan Opening. After the Loan Opening, the Borrower shall be entitled to receive further successive disbursements of the proceeds of the Loan (but not final disbursement of the proceeds of the Loan) within seven (7) Business Days after each successive compliance with all applicable conditions precedent thereto contained in Articles 6, 7 and 11, as applicable, and provided that:

(a) at the time of each such disbursement no Default shall have occurred and be continuing under this Agreement or any of the Loan Documents and, if required by the Administrative Agent, the Administrative Agent shall have received a certificate of the Borrower to such effect;

(b) the Borrower shall have furnished or caused to be furnished to the Administrative Agent a date-down endorsement to the Title Policy without exception as to mechanics' liens or other intervening matters, or any other title policy endorsement that the Administrative Agent may reasonably require;

(c) the Borrower shall have satisfied the requirements of Article 11 if such disbursement is for costs of Construction of the Project and the Borrower shall have furnished documentation satisfactory to the Administrative Agent for non-construction costs for which such disbursement is requested;

(d) all representations and warranties of the Borrower shall have been reaffirmed as being true in all material respects pursuant to Section 5.2 of this Agreement;

(e) the Loan is "in balance" as required by Article 9 of this Agreement; and

(f) the Administrative Agent shall not have received a claim of lien, unless the Borrower has "bonded-off" such lien in the Circuit Court of the City of Richmond, Virginia, in accordance with Virginia law, or if the Administrative Agent in its sole discretion consents, the Borrower has provided title insurance over such lien claim or other security in connection therewith or otherwise provides evidence regarding the nature of such claim of lien satisfactory to the Administrative Agent in its sole discretion.

Such disbursements shall be made no more frequently than once in each calendar month (except for additional disbursements solely for payment of interest accrued on the Loan), and, at the Administrative Agent's option, may be made directly to the person or persons entitled to such disbursement.

10.3 Notice to Lenders of New Advances. Upon determination that the conditions to an Advance set forth in Section 10.2 have been satisfied, the Administrative Agent shall provide each of the Lenders with written notice not later than 10:00 a.m. (Richmond, Virginia time) at least three (3) Business Days before the Borrowing Date for the Advance, specifying:

(a) the Borrowing Date, which shall be a Business Day, of such Advance, and

(b) the aggregate amount of such Advance.

Not later than noon (Richmond, Virginia time) on each Borrowing Date, each Lender shall make available its Percentage of the Advance, in funds immediately available in Richmond, Virginia to the Administrative Agent at its address specified below. The Administrative Agent thereupon will make the funds so received from the Lender available to the Borrower at the Administrative Agent's aforesaid address.

10.4 Optional Method for Payment of Interest. The Borrower hereby authorizes the Administrative Agent and Lenders from time to time to disburse proceeds of the Loan and funds from the Rate Management Account to pay all then accrued interest on the Notes, regardless of whether the Borrower shall have specifically requested a disbursement of such amount. The Administrative Agent shall provide the Borrower with an appropriate notice after amounts are disbursed from the Rate Management Account. Any such disbursement of proceeds of the Loan, if made, shall be added to the outstanding principal balance of the Notes. The authorization hereby granted, however, shall not obligate the Lenders to make disbursements of the Loan for interest payments nor prevent the Borrower from paying accrued interest from its own funds.

ARTICLE 11

CONSTRUCTION PAYOUT REQUIREMENTS
WITH RESPECT TO ALL DISBURSEMENTS

11.1 Applicability of Sections. The provisions contained in this Article 11 shall apply to all disbursements of the proceeds of the Loan.

11.2 Documents to be Furnished for Each Disbursement. As a condition precedent to each disbursement of the proceeds of the Loan, the Borrower shall furnish or cause to be furnished to the Administrative Agent and the Lenders' Inspecting Architect, as applicable, the following documents covering each disbursement, in form and substance reasonably satisfactory to the Administrative Agent:

(a) The AIA Draw Forms on a form acceptable to the Administrative Agent, executed and acknowledged by the Borrower, General Contractor and the Architect covering all work for which disbursement is to be made to a date specified therein, and covering all work otherwise paid for or to be paid for in connection with the Project;

(c) Contractor's and Subcontractors' waivers of liens through the last payment date, in a form and substance acceptable to the Title Company and the Administrative Agent, and all other statements and forms required for compliance with the mechanics' lien laws of the state in which the Project is located, together with a job cost report, summarizing all such invoices, contracts, or other supporting data (and copies of such invoices, contracts and other supporting data as Administrative Agent may reasonably request);

(d) The Borrower's Requisition Certification, together with a disbursement request summary, executed on behalf of the Borrower by the manager of the Borrower, for such disbursement of proceeds of the Loan with appropriate back-up documentation (such as paid invoices) as Administrative Agent may reasonably request;

(e) Copies of any Change Orders, whether proposed (in which case the Borrower shall provide a narrative describing the reasons for and the affects, including increased costs, cost savings and time delays, as well as any affect on permits and governmental approvals resulting from the proposed Change Order) or executed, which have not been previously furnished to the Administrative Agent;

(f) Copies of all construction subcontracts in excess of $500,000 which have been executed since the last disbursement, together with any performance and payment bonds obtained with respect thereto;

(g) Photocopies of all building permits and all other permits or licenses issued by any Governmental Authority which are required in connection with the Construction of the Project which have not previously been submitted to the Administrative Agent and which are required to lawfully proceed with the construction activities to be conducted over the next thirty (30) day period (including any and all environmental protection and wetlands protection permits, if any);

(h) Such other documentation as may be required by the Title Insurer if it is administering the disbursements and which may be necessary to enable the Title Insurer to issue a date-down endorsement and any other endorsements required by the Administrative Agent;

(i) If any significant dispute or a dispute which could reasonably be expected to become significant arises between or among the Borrower, the General Contractor, or any other contractor, subcontractor and/or material supplier, a written summary of the nature of such dispute;

(j) Copies of all plans and specifications which have been issued by the Architect, approved by Lender's Inspecting Architect and as to which all costs have been Finalized since the date of the last disbursement; and

(k) An updated Construction Schedule to the extent there has been any change thereto since the date of the last Advance, together with notice and additional explanation of any occurrence of delay in the prosecution of construction in accordance with the Construction Schedule including Unavoidable Delay.

The Borrower shall also furnish to the Administrative Agent, from time to time, supplementary statements advising the Administrative Agent of any material changes in the information covered by the statement from the Borrower describing all contracts let by the Borrower previously furnished pursuant to Section 7.1(b) of this Agreement. If no such supplementary statement is furnished in connection with any disbursement, the Administrative Agent shall have the right to require the Borrower to certify in writing that no material changes have occurred since the most recent statement previously furnished.

The Borrower shall make available to the Administrative Agent for inspection and copying at any reasonable time and at a reasonably convenient location or locations all lien waivers and releases, mechanics' lien affidavits, invoices, certifications and other documentation supporting the Borrower's requests for disbursements hereunder, relating to the Construction of the Project and not otherwise delivered to the Administrative Agent under this Section 11.2.

11.3 Administrative Agent's Right to Employ Lenders' Inspecting Architect. The Administrative Agent shall have the right to employ Lenders' Inspecting Architect to review the Plans and Specifications and all other matters related to the Construction of the Project, and to inspect all such Construction and the progress of the same. All fees and expenses of Lenders' Inspecting Architect shall be borne by the Borrower as an expense of the Loan.

11.4 Retainages. At the time of each disbursement of the proceeds of the Loan, a percentage of the total amount then due the General Contractor and the various contractors, subcontractors and material suppliers for costs of Construction of the Project shall be withheld from the amount disbursed as hereinafter set forth. Each issuance of the AIA Draw Forms shall provide for a retention of ten percent (10%) of the amount due. The Borrower may also, with the approval of the Administrative Agent, authorize early release of retention for contractors who have completed their work satisfactorily, including all punch list work, as verified by Lenders' Inspecting Architect, and delivered final waivers of lien.

11.5 Payments Directly to Contractors and Subcontractors. The Administrative Agent may, in its sole discretion, at any time that an Event of Default has occurred and is then continuing, after notice to and reasonable consultation with the Borrower, make payments for the cost of the Construction of the Project directly to the General Contractor, any subcontractor, material supplier or any vendor of fixtures, equipment, furniture, furnishings and other property.

11.6 Disbursement for Offsite Materials. The Lenders shall not be obligated to make any disbursements of the Loan to pay for any materials to be used in or for the Construction of the Project, unless and until such materials are delivered to the Project, or are incorporated in the Project, provided that the Lenders shall make disbursements for materials stored off-site so long as all of the requirements of Section 11.7 are satisfied with respect to such disbursement (in addition to other requirements for disbursements contained herein), and the aggregate amount disbursed for materials stored off site shall not exceed $1,000,000, or such greater amount as the Administrative Agent has approved in writing.

11.7 Conditions For Disbursements for Stored Materials. Any requests for disbursements which in whole or in part relate to materials, equipment or furnishings which are owned by the Borrower and are not incorporated into the Project as of the date of the request for disbursement but are to be temporarily stored at the Project, or temporarily stored off-site subject to the conditions of this Section 11.7, shall be made to the extent the request relates to such stored materials so long as the request is accompanied by evidence reasonably satisfactory to the Administrative Agent (i) that such stored materials are included within the coverages of insurance policies carried by the Borrower or other insurance which has been approved by the Administrative Agent, (ii) that the ownership of such materials is vested in Borrower free of any liens and claims of third parties, and (iii) that such materials are protected against theft or damage. The Administrative Agent may require a separate security agreement and Uniform Commercial Code financing statements to cover any such materials, equipment or furnishings so stored at the Project and such other information and assurances as the Administrative Agent may reasonably require.

ARTICLE 12

BORROWER'S AGREEMENTS

12. The Borrower further covenants and agrees as follows:

(a) Conditions to Opening of Loan Must be Satisfied on or Prior to Loan Opening Date. All conditions precedent to the Loan Opening shall be complied with prior to the Loan Opening Date. If such conditions are not complied with as of such date, Administrative Agent may (and at the request of the Required Lenders shall) terminate the obligations of the Lenders hereunder by written notice to the Borrower.

(b) Construction. (i) The Construction of the Project has commenced, or shall commence on or before the Scheduled Commencement Date, and will continue with diligence and continuity and substantially in accordance with the Construction Schedule subject to Unavoidable Delays, (ii) the Construction of the Project will be completed in a good and workmanlike manner free of defects and liens, and the Project will be equipped with fixtures and equipment, all in accordance with the Plans and Specifications (or with any changes thereto or refinements and completeness thereof that may be consistent with the amenities and levels of finish previously described to the Administrative Agent and as are approved in writing by the Administrative Agent) and all requirements of Governmental Authorities, including all requirements and conditions set forth in all permits, licenses and other governmental approvals which have been obtained or are required to be obtained for the Construction and operation of the Project, and (iii) all improvements comprising the Project will be fully completed not later than the date set forth in the Construction Schedule for completion of such improvements, subject to Unavoidable Delays. All Governmental Approvals for every aspect and phase of the Project, except for the tenant finish elements thereof, shall have been finally and unconditionally issued on or before June 1, 2008.

(c) Changes in Plans and Specifications. No future changes will be made in the Plans and Specifications without the prior written approval of the Administrative Agent provided, however, that the Borrower may make changes to the Plans and Specifications if (i) the Borrower notifies the Administrative Agent in writing of such change on or before the next draw of an Advance; (ii) the Borrower obtains the approval of all parties whose approval is required, including sureties, and Governmental Authorities to the extent approval from such parties is required; (iii) the structural integrity of the Project is not affected; (iv) no material change in architectural appearance is effected; (v) the performance of the mechanical, electrical, and life safety systems of the Project are not adversely affected; (vi) the change shall not cause any delay in the completion of construction in accordance with the Construction Schedule approved by the Administrative Agent; and (vii) the cost of or reduction resulting from any one such change does not exceed $250,000 and the aggregate change in cost of all such changes (whether any individual change results in a reduction or increase in cost) does not exceed $750,000. The Administrative Agent's approval of changes in the Plans and Specifications shall be deemed given within fifteen (15) Business Days after the Administrative Agent receives the applicable request for approval, unless such request is sooner rejected in whole or in part or a request for an extension of time to consider the request is sooner made.

(d) Extras and Contract Changes. No future changes in any contract with the General Contractor or any other direct contractor with the Borrower shall be made and no extras will be allowed to any of the foregoing except with the prior written consent of the same by the Administrative Agent unless the change shall not cause any delay in the completion of construction in accordance with the Construction Schedule approved by the Administrative Agent and the cost of each such change or extra is less than $250,000 and the aggregate cost of all such changes and extras does not exceed $750,000; provided that the Borrower shall in all cases give the Administrative Agent a summary of the status of any negotiations relating to Change Orders, as required under Section 11.2(e) of this Agreement, and shall notify the Administrative Agent promptly if an extra or other Change Order has been granted to the General Contractor or such other direct contractor, regardless of whether the Administrative Agent's consent is required hereunder. Any changes in the Budget greater than $750,000 in any one instance or $1,500,000 in the aggregate must be approved by the Required Lenders. The Administrative Agent's approval of changes in any contract or of any shall be deemed given within fifteen (15) Business Days after the Administrative Agent receives the applicable request for approval, unless such request is sooner rejected or a request for an extension of time to consider the request is sooner made.

(e) Inspection by Administrative Agent. The Borrower will cooperate (and will cause the General Contractor to cooperate) with the Administrative Agent in arranging for inspections of the progress of the Construction of the Project by Lenders' Inspecting Architect and other representatives of the Administrative Agent and Lenders, from time to time, and the Borrower will cooperate (and will cause any managing agent and tenants to cooperate) with the Administrative Agent in arranging for inspections, from time to time, of the Project by the Administrative Agent and its agents and representatives.

(f) Construction Liens and Contest Thereof. The Borrower will not suffer or permit any construction or mechanics' lien claims to be filed or otherwise asserted against the Project, and will promptly discharge the same if any claims for lien or any proceedings for the enforcement thereof are filed or commenced; provided, however, that the Borrower shall have the right to contest in good faith and with due diligence the validity of any such lien or claim upon "bonding-off" the lien in the Circuit Court of the City of Richmond, Virginia in accordance with applicable Virginia law or, if the Administrative Agent in its discretion consents, furnishing to the Title Insurer such security or indemnity as it may require to induce the Title Insurer to issue its Title Policy insuring against all such claims, liens or proceedings; and provided further that the Lenders will not be required to make any further disbursements of the proceeds of the Loan unless any construction lien claims shown by any title insurance commitments or interim binders or certifications have been released or insured against by the Title Insurer.

(g) Settlement of Construction Lien Claims. If the Borrower shall fail promptly to discharge any construction or mechanic's lien claim filed or otherwise asserted or to contest any such claims and give security or indemnity in the manner provided in Section 12(f) hereof, or, having commenced to contest the same, and having given such security or indemnity, shall thereafter fail to prosecute such contest in good faith or with due diligence, or fail to maintain such indemnity or security so required by the Title Insurer for its full amount, or, upon adverse conclusion of any such contest, shall fail to cause any judgment or decree to be satisfied and lien to be promptly released, then, and in any such event, the Administrative Agent may, at its election (i) procure the release and discharge of any such claim and any judgment or decree thereon, without inquiring into or investigating the amount, validity or enforceability of such lien or claim and (ii) effect any settlement or compromise of the same, or may furnish such security or indemnity to the Title Insurer, and any amounts so expended by the Administrative Agent and/or the Lenders, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to constitute disbursements of the Loan proceeds hereunder (even if the total amount of disbursements would exceed the aggregate face amount of the Notes).

(h) Renewal of Insurance. The Borrower shall timely pay all premiums on all insurance policies required under this Agreement from time to time; and when and as additional insurance is required from time to time during the term of the Loan and when and as any policies of insurance may expire, furnish to the Administrative Agent, premiums prepaid, additional and renewal insurance policies in companies, coverage and amounts satisfactory to the Administrative Agent, all in accordance with Section 6.1(b)(3) of this Agreement. Notwithstanding this Section 12(h), if the Borrower has failed to maintain insurance, the Administrative Agent shall have the right (but not the obligation), following written notice to the Borrower, to place and maintain insurance required to be placed and maintained by the Borrower hereunder and treat the amounts expended therefor as additional disbursements of proceeds of the Loan (even if the total amount of disbursements would exceed the aggregate face amount of the Notes).

(i) Payment of Taxes. The Borrower shall pay all special assessments and all real estate taxes, assessments and charges of every kind upon the Project (including any additional property included in the same tax parcel as any portion of the Project) before the same become delinquent; provided, however, that the Borrower shall have the right to pay any such tax under protest or to otherwise contest any such tax, assessment or charge but only if (i) the Borrower has complied with any statutory conditions precedent to bringing such a challenge, including, if required, but not limited, to paying the amount in good faith admitted as due and owing, so that such contest has the effect of preventing the collection of such taxes so contested and also preventing the sale or forfeiture of the Project or any part thereof or any interest therein, (ii) the Borrower has notified the Administrative Agent in writing in advance of its intent to contest such taxes, and (iii) the Borrower has deposited security in form and amount satisfactory to the Administrative Agent, in its judgment, and increases the amount of such security so deposited promptly after the Administrative Agent's request therefor. If the Borrower fails to commence such contest or, having commenced to contest the same, and having deposited such security required by the Administrative Agent for its full amount, shall thereafter fail to prosecute such contest in good faith or with due diligence, shall fail to meet the above-described requirements, or, upon adverse conclusion of any such contest, shall fail to pay such tax, assessment or charge, the Administrative Agent may, at its election (but shall not be required to), following written notice to the Borrower, pay and discharge any such tax, assessment or charge, and any interest or penalty thereon, and any amounts so expended by the Administrative Agent and/or the Lenders shall be deemed to constitute disbursements of the Loan proceeds hereunder (even if the total amount of disbursements would exceed the aggregate face amount of the Notes).

(j) Personal Property. (i) All of the personal property, fixtures, furnishings, furniture, attachments and equipment delivered upon, attached to, used or to be used in connection with the Construction of the Project for which disbursements of the proceeds of the Loan have been made (excluding property owned by tenants or any property manager), and all of the Borrower's personal property, fixtures, furnishings, furniture, attachments and equipment located on or used in connection with the Project, shall always be located at the Project, and shall also be kept free and clear of all chattel mortgages, conditional vendor's liens and all other liens, encumbrances and security interests of any kind whatever, (ii) the Borrower will be the owner or lessee of all such personal property, fixtures, attachments and equipment, and (iii) the Borrower shall, from time to time, but not more than once annually (except for required date down endorsements to the Title Policy) unless an Event of Default has occurred and is continuing, furnish the Administrative Agent with evidence of such ownership reasonably satisfactory to the Administrative Agent, including searches of applicable public records. The provisions of this paragraph notwithstanding, the Borrower shall retain the right to replace all such personal property, fixtures, furnishings, furniture, attachments and equipment from time to time in the ordinary course of business with items of equal or greater value and utility.

(k) Proceedings to Enjoin or Prevent Construction. If any proceedings are filed seeking to enjoin or otherwise prevent or declare unlawful the Construction of the Project or the occupancy, maintenance or operation of the Project or any portion thereof, or any other proceedings of the nature described in Section 5.1(b) of this Agreement are filed, the Borrower shall give immediate notice thereof to the Administrative Agent and, at the Borrower's sole expense shall cause such proceedings to be vigorously contested and, if necessary, appealed, in good faith. Without limiting the generality of the foregoing, the Borrower shall resist the entry or seek the stay of any temporary or permanent injunction that may be entered and act in good faith to bring about a favorable and speedy disposition of all such proceedings, as well as any other proceedings of the nature described in Section 5.1(b) of this Agreement.

(l) Fees and Expenses. If at any time hereafter prior to repayment of the Loan in full, the Administrative Agent employs counsel for advice or other representation (regardless of whether any suit has been or shall be filed and whether or not other legal proceedings have been or shall be instituted and, if such suit is filed or legal proceedings instituted, through all administrative, trial, and appellate levels) with respect to the Loan, the Project or any part thereof, the Construction of the Project, this Agreement or any of the Loan Documents or to protect, collect, lease, sell, take possession of, or liquidate the Project, or to attempt to enforce any security interest or lien on the Project, or to enforce any rights of the Lenders or any of the Borrower's obligations hereunder or those of any other person, firm or corporation which may be obligated to the Lenders by virtue of this Agreement or any other agreement, instrument or document heretofore or hereafter delivered to the Administrative Agent and/or the Lenders by or for the benefit of the Borrower, then, in any such event, all of the reasonable attorneys' fees and expenses arising from such services, and all reasonable expenses, costs and charges relating thereto, shall be paid by the Borrower on demand and, if the Borrower fails to so pay such fees, costs and expenses, payment thereof by the Administrative Agent and/or the Lenders shall be deemed to constitute disbursement of the proceeds of the Loan hereunder (even if the total amount of disbursements would exceed the aggregate face amount of the Notes) and shall constitute additional indebtedness of the Borrower to the Lenders, payable on demand and secured by the Deed of Trust and the other Loan Documents. This provision shall survive the termination or release of any or all of the Loan Documents. The Borrower also agrees that following the occurrence of an Event of Default, they shall pay all the fees and expenses incurred by the Lenders (including reasonable attorneys' fees and expenses) in connection with the collection and enforcement of the Loan.

(m) Actions for Protection of the Lenders Only. The authority herein conferred upon the Administrative Agent, and any action taken by the Administrative Agent, to inspect the Project, to procure waivers, releases or affidavits, to approve contracts, subcontracts and purchase orders, to approve Plans and Specifications, and to approve leases and all other documents and instruments submitted to Administrative Agent, will be exercised and taken by the Administrative Agent and by Lenders' Inspecting Architect for their own protection and the protection of the Lenders only and may not be relied upon by the Borrower or any other party for any purposes whatsoever; and neither of the Administrative Agent nor Lenders' Inspecting Architect shall be deemed to have assumed any responsibility to the Borrower or any other party with respect to any such action herein authorized or taken by the Administrative Agent or Lenders' Inspecting Architect or with respect to the proper construction of improvements on the Project, performance of contracts, subcontracts or purchase orders by any contractor, subcontractor or material supplier, prevention of mechanics' liens from being claimed or asserted against the Project or performance under any lease or other agreement. Any review, investigation or inspection conducted by either Administrative Agent, any Lender, Lenders' Inspecting Architect, any architectural or engineering consultants retained by any Administrative Agent or the Lenders or any agent or representative of the Administrative Agent or the Lenders in order to verify independently the Borrower's satisfaction of any conditions precedent to disbursement of the Loan under this Agreement, the Borrower's performance of any of the covenants, agreements and obligations of the Borrower under this Agreement, or the truth of any representations and warranties made by the Borrower hereunder (regardless of whether or not the party conducting such review, investigation or inspection should have discovered that any of such conditions precedent were not satisfied or that any such covenants, agreements or obligations were not performed or that any such representations or warranties were not true), shall not affect (or constitute a waiver by the Lenders of) (i) any of the Borrower's representations and warranties under this Agreement or reliance of the Lenders thereon, or (ii) reliance of the Lenders upon any certifications of the Borrower, the General Contractor or the Architect required under this Agreement or any other facts, information or reports furnished either Administrative Agent or the Lenders by the Borrower hereunder.

(n) Furnishing Information. The Guarantor hereby reaffirms and restates its warranties and representations under Section 4.4 of the Second Amended and Restated Revolving Credit Agreement dated as of December 21, 2006, among the Guarantor, SunTrust Bank (as Administrative Agent and as a Lender), and the other Lenders and parties thereto (the "Revolving Credit Agreement"). The Guarantor shall comply with the covenants contained in Article VI of the Revolving Credit Agreement and shall provide to the Lenders at Loan Opening and thereafter as required below, the following:

(i) as soon as available and in any event within 90 days after the end of each fiscal year of Guarantor, a copy of the annual audited report for such fiscal year for the Guarantor and its subsidiaries, containing a consolidated balance sheet of the Guarantor and its subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows (together with all footnotes thereto) of the Guarantor and its subsidiaries for such fiscal year;

(ii) as soon as available and in any event within 45 days after the end of each fiscal quarter of each fiscal year of the Guarantor, an unaudited consolidated balance sheet of the Guarantor and its subsidiaries as of the end of such fiscal quarter and the related unaudited consolidated statements of income and cash flows of the Guarantor and its subsidiaries for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding quarter (subject to changes resulting from audit and normal year-end adjustment) and the corresponding portion of Guarantor's previous fiscal year;

(iii) concurrently with the delivery of the financial statements referred to in clauses (i) and (ii) above, a Compliance Certificate (in the form required by the Revolving Credit Agreement) signed by the chief executive officer and the principal financial officer of the Guarantor.

Additionally, the Borrower and the Guarantor will:

(i) promptly supply the Administrative Agent with such information relating to the development, construction and operation of the Project as the Administrative Agent may hereafter request from time to time;

(ii) promptly notify the Administrative Agent of any Default or Event of Default of which it is aware under this Agreement or under any of the Loan Documents, including any event or circumstance which results in the information which has been provided by it to the Administrative Agent or the Lenders including an untrue statement of material fact or omitting to state any material fact or any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and in such event the Borrower shall promptly furnish to the Administrative Agent updated or revised information which will correct such untrue statement or include such omitted fact;

(iii) promptly notify the Administrative Agent of any material adverse change in its financial condition, and maintain a standard and modern system of accounting in accordance with GAAP;

(iv) promptly notify the Administrative Agent of any material adverse change in connection with the development, construction or operation of the Project;

(v) at any time during regular business hours upon prior written notice permit the Administrative Agent, Lenders or any of their respective agents or representatives to have access to and examine all of its books and records regarding the development, construction and operation of the Project other than legally privileged information; and

(vi) permit the Administrative Agent or Lenders to copy and make abstracts from any and all of such books and records with respect to the Project.

Upon and after the date Tenant first occupies the Project, the Borrower shall submit to the Lenders within forty-five (45) days following the end of each calendar quarter, quarterly operating statements and within ninety (90) days after each calendar year an annual operating statement and balance sheet in such form and containing such reasonable details as are required by the Administrative Agent. All such operating statements shall be certified by the manager of the Borrower.

(o) Documents of Further Assurance. The Borrower shall, from time to time, upon the Administrative Agent's request, execute, deliver, record and furnish such documents as the Administrative Agent may reasonably deem necessary or desirable to (i) perfect and maintain perfected as valid liens upon the Project, the liens granted by the Borrower to the Administrative Agent for the benefit of the Lenders under the other Loan Documents as contemplated by this Agreement, (ii) correct any errors of a typographical nature or inconsistencies which may be contained in any of the Loan Documents, and (iii) consummate fully the transaction contemplated under this Agreement.

(p) Furnishing Reports. The Borrower shall provide the Administrative Agent promptly after Administrative Agent's request for such items, copies of all inspections, reports, test results and other information received by the Borrower from time to time in the ordinary course of business from its employees, agents, representatives, architects, engineers, the General Contractor and any other parties involved in the Construction of the Project, the design, development or operation of the Project, which in any way relate to the Project or the Construction of the Project, or any part thereof (other than legally privileged information).

(q) Operation of the Project. As long as any portion of the Loan remains outstanding, from and after the date of the Construction of the Project has been substantially completed, the Project shall be operated as a "Class A" office building in a manner consistent with industry practice, and in accordance with the Borrower's prudent business judgment.

(r) Leases. The Borrower shall not enter into any lease other than the MeadWestvaco Lease except on a standard form approved by Administrative Agent (with such modifications as are not material). The Borrower shall not further assign and shall not make any modification to or agree to terminate the MeadWestvaco Lease.

(s) Management Agents' and Brokers' Contracts. The Borrower shall not engage a management agent without first obtaining the prior consent of the Administrative Agent, which shall not be unreasonably withheld, of such management agent and the management agreement by which the agent is retained. The Borrower shall not enter into, modify, amend, waive in any respect any provision of, terminate or cancel any management contracts for the Project, without the prior written approval of the Administrative Agent. After the occurrence and during the continuance of an Event of Default, the Administrative Agent may, in its sole discretion, require the Borrower to terminate any management agreement and retain a manager acceptable to Administrative Agent.

(t) Furnishing Notices. The Borrower shall provide the Administrative Agent with copies of all notices pertaining to the Project or any part thereof received by the Borrower (or its agents or representatives) from any Governmental Authority or from any insurance company providing insurance on the Project and all other notices, within five (5) Business Days after such notices are received.

(u) Correction of Defects. Within thirty (30) days after the Borrower acquires knowledge of or is given notice of a material defect in workmanship or in materials in the Project or any departure from the Plans and Specifications, or any other requirement of this Agreement, the Borrower will proceed with diligence to correct all such defects and departures unless otherwise permitted by the Administrative Agent or this Agreement. The Borrower shall complete such corrections within ninety (90) days after the Borrower acquires such knowledge or is given such notice, or, if such corrections cannot be completed within ninety (90) days, such additional period of time (but in no event more than an additional ninety (90) days) as it shall take with diligence to complete such corrections. Upon the Borrower acquiring knowledge of such defect or departure (other than as a result of written notice to the Borrower from the Administrative Agent or as permitted by this Agreement), the Borrower shall promptly advise the Administrative Agent in writing of such matter and the measures being taken to make such corrections along with an estimate of the time of completion. Prior to a subsequent disbursement of any proceeds of the Loan, the Borrower shall advise the Administrative Agent of the status of any corrections which have not been completed. The disbursement of any proceeds of the Loan shall not constitute a waiver of the Lenders' right to require compliance with this covenant with respect to any such defect or departure from the Plans and Specifications or any other requirements of this Agreement, nor shall anything in this Section 12(u) affect the Borrower's obligation to complete the Construction of the Project on or before the Scheduled Completion Date.

(v) No Additional Debt. The Borrower shall not, without the prior written consent of all Lenders, incur any Indebtedness (whether personal or nonrecourse, secured or unsecured) other than the Obligations, customary trade payables paid within sixty (60) days after they are incurred, and other contracts appropriate to completion of construction of the Project and not relating to borrowed money.

(w) Hold Disbursements in Trust. The Borrower shall receive and hold in trust for the sole benefit of the Lenders (and not for the benefit of any other person, including the General Contractor or any subcontractors) all advances made hereunder directly to the Borrower, for the purpose of paying costs in accordance with the Budget until such costs are paid in accordance with the Budget. The Borrower shall use the proceeds of the Loan solely for the payment of costs as specified in the Budget. The Borrower will pay all other costs, expenses and fees relating to the acquisition, equipping, fixturing, use and operation of each of the Project.

(x) Indemnification. The Borrower shall indemnify, defend and hold the Administrative Agent and each Lender, and their respective officers, directors, employees, agents and advisors (each an "Indemnified Party"), harmless from and against all claims, injury, damage, loss, costs (including attorneys' fees and costs (including, but not limited to, in-house counsel fees or the allocated costs of such in-house counsel)) and liability of any and every kind to any persons or property by reason of (i) the Construction of the Project or other work contemplated herein; (ii) the operation or maintenance of the Project; (iii) any other action or inaction by, or matter which is the responsibility of, the Borrower, with respect to the Project; and (iv) the breach of any representation or warranty or failure to fulfill any of the Borrower's obligations under this Agreement or any other Loan Document with respect to the Project.

(y) Prohibition Against Cash Distributions and Application of Cash Flow. The Borrower shall apply all cash flow from the Project first to pay expenses of the Project, including amounts due to the Administrative Agent or the Lenders pursuant to the Loan Documents, all real estate taxes and insurance premiums, all maintenance expenses required to keep the improvements of the Project in good working order, all operating expenses, including expenses for sufficient personnel to lease, manage and maintain the Project, and all required capital improvements and marketing expenses. No cash flow from the Project shall be distributed to any partners, members or shareholders of the Borrower or applied to the payment of any obligations, debts or expenses not set forth on the Budget unless there exists no Default or Event of Default hereunder or under the Loan Documents and all of the items identified in the preceding sentence have been paid on a current basis.

(z) Insurance Reporting Requirements. The Borrower shall promptly notify the insurance carrier or agent therefor (with a copy of such notification being provided to the Administrative Agent) if there is any increase in hazard relating to the Project, suspension of construction, or transfer of ownership.

(aa) Compliance With Laws. The Borrower shall promptly comply with all Laws of any Governmental Authority having jurisdiction over the Borrower, the Project applicable to the Construction of the same or the Project.

(bb) As-Built Surveys. No later than ninety (90) days after completion of Construction of the Project, the Borrower shall furnish to Administrative Agent an as-built ALTA survey of the Project.

(cc) Organizational Matters. Without the prior written consent of the Administrative Agent, the Borrower shall not permit or suffer any amendment or modification of the operating agreement or articles of organization of the Borrower, except as is required to satisfy Section 12(hh)(16) hereinafter and without the prior written consent of the Required Lenders, the Borrower shall not enter into any partnership or joint venture or merge or consolidate with or into any other Person.

(dd) Alterations. Without the prior written consent of the Administrative Agent, the Borrower shall not make any alterations to the Project, except as contemplated hereby in connection with the Construction of the Project.

(ee) Lost Note. The Borrower shall, if any Note is mutilated, destroyed, lost, or stolen, promptly deliver to the applicable Lender, in substitution therefor, a new promissory note containing the same terms and conditions as such Note with a notation thereon of the unpaid principal accrued and unpaid interest, provided the applicable Lender agrees in writing to indemnify the Borrower for any claims, causes of action, or loss relating to such lost Note.

(ff) Hazardous Materials. The Borrower shall comply with the terms of the Indemnity Agreement with respect to Hazardous Materials.

(gg) Asbestos. The Borrower shall not install nor permit to be installed in the Project any asbestos-containing product. The Borrower shall defend, indemnify, and save the Administrative Agent and the Lenders harmless from all loss, costs (including attorneys' fees and costs (including, but not limited to, in-house counsel fees or the allocated costs of such in-house counsel)), damages and reasonable expenses asserted or proven against the Administrative Agent or any Lender by any party, as a result of the presence of a substance, and any removal or compliance with Laws. The foregoing indemnification shall be recourse obligation of the Borrower and shall survive repayment of the Notes.

(hh) Single Purpose Entity. The Borrower shall at all times maintain its separate and distinct identity and abide by the Single Purpose Entity requirements set forth hereinafter. The operating agreement of the Borrower shall expressly provide that the Borrower shall be bound by each of the requirements hereinafter and no amendment to the operating agreement or any other organizational document of the Borrower shall be made which would have the effect of terminating or modifying any of the below requirements without the prior written consent of the Lenders.

(1) The Borrower at all times since its formation will continue to be, a duly formed and existing limited liability company and a Single Purpose Entity. The Borrower at all times since its formation will continue to be duly qualified as a limited liability company, in each jurisdiction in which such qualification was or may be necessary for the conduct of its business.

(2) The Borrower at all times since its formation has complied and will continue to comply in all material respects with the provisions of its organizational documents and the laws of its jurisdiction of formation relating to limited liability companies.

(3) All material formalities regarding the existence of the Borrower as a Single Purpose Entity have been observed since its formation and will continue to be observed.

(4) The Borrower has at all times since its formation accurately maintained, and will continue to accurately maintain, its operating statements relating to the Project and organizational documents, separate from those of any other Person. The Borrower has maintained and will maintain separate resolutions and agreements. The Borrower has not at any time since its formation commingled, and will not commingle, its assets with those of any other Person.

(5) The Borrower has at all times since its formation paid, and will continue to pay, its own liabilities from its own separate assets.

(6) The Borrower was organized solely for the purpose described in the definition of Single Purpose Entity and as set forth in this Agreement and the Borrower will not engage in any business unrelated to acting as the Borrower hereunder which is inconsistent with or in violation of this Section 12(hh)(6) or this Agreement.

(7) The Borrower has not, nor will it have, any assets other than its interest in the Loan and its ownership interest in the Project, as applicable, and assets related thereto.

(8) Except as otherwise provided in the organizational documents for the Borrower or as contemplated in this Agreement, the Borrower has not, nor will it, engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale, transfer of equity interest of the Borrower, or amendment of the organizational documents of the Borrower.

(9) The Borrower shall not file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest, dissolve, liquidate, consolidate, merge, or sell all or substantially all of its assets or any other entity in which it has a direct or indirect legal or beneficial ownership interest, engage in any other business activity, or amend its organizational documents.

(10) The Borrower has at all times since its formation identified itself, and will continue to identify itself, in all dealings with the public, under the Borrower's own name and as a separate and distinct entity. The Borrower has not at any time since its formation identified itself, nor will it identify itself, as being a division or a part of any other entity. The Borrower has not at any time since its formation identified, nor will it identify, any other Person as being a division or part of the Borrower. The Borrower has not and nor will it fail to correct any known misunderstanding regarding the separate identity of such entity. The Borrower has conducted and will conduct its business in its own name.

(11) The Borrower has at all times since its formation, and will continue to be, adequately capitalized in light of the nature of its business.

(12) The Borrower has not at any time since its formation assumed or guaranteed, nor will it assume or guarantee, the liabilities of any other Person, other than as provided in the Loan Documents. The Borrower has not at any time since its formation acquired, nor will it acquire, obligations or securities of any other Persons. The Borrower has not at any time since its formation made, nor will it make, loans or advances to any Person. The Borrower has not, nor will it, pledge its assets for the benefit of any other Person or entity, except in favor of the Administrative Agent for the benefit of the Lenders.

(13) The Borrower has not at any time since its formation entered into nor was a party to, nor will the Borrower enter into or be a party to, any transaction with any Affiliate, except in the ordinary course of business of the Borrower on terms which are no less favorable to the Borrower than would be obtained in a comparable arms-length transaction with an unrelated third party.

(14) The Borrower has no Indebtedness other than the Indebtedness to the Administrative Agent and the Lenders under the Loan Documents.

(15) The Borrower has allocated and will allocate fairly and reasonably any overhead for shared office space.

(16) Borrower and Guarantor shall take all actions necessary to cause Borrower to be and Borrower shall be a "bankruptcy remote special purpose entity" as shall be required by Principal and its counsel in connection with the financing contemplated by the Principal Application within thirty (30) months after the date of this Agreement. In connection with the Loan Opening, counsel to the Borrower shall include in its opinion letter delivered to the Lenders an opinion to the effect that there is no impediment under any applicable law, rule or regulation, order, judgment, contract or agreement by which Borrower, Borrower's member or Guarantor is subject to, governed by or bound under and there is no impediment under any organizational documents of or binding upon Borrower, Guarantor or Borrower's member which would prevent Borrower from becoming a "bankruptcy remote special purpose entity" as contemplated under the Principal Application, and except for the consent of any independent manager or director of Borrower or Borrower's member to be hereafter appointed, no action by or approval from any party other than Borrower, Guarantor and Borrower's member is required as a predicate to Borrower becoming a "bankruptcy remote special purpose entity" as contemplated by the Principal Application within thirty (30) months after the date of this Agreement.

(ii) Primary Operating Account. The Borrower agrees to maintain its Primary Operating Account with the Administrative Agent.

(jj) Principal Application. The Borrower shall do all things required to maintain the Principal Application in full force and effect and shall take no action and shall not omit to take all actions to assure that no cause for termination of the Principal Application shall occur. The Borrower shall not modify, amend or terminate the Principal Application and shall not acquiesce to any modification, amendment or termination of the Principal Application, except with the prior approval and consent of all of the Lenders. The Borrower shall provide to the Administrative Agent copies of all notices and or correspondence relating to or otherwise respecting in any way the Principal Application promptly after receipt of the same.

ARTICLE 13

DAMAGE AND CONDEMNATION

13.1 Application of Insurance Proceeds. In the event of any loss or damage to any portion of the Project due to fire or other casualty, the Administrative Agent shall have the right, but not the obligation, jointly with the Borrower to settle insurance claims for more than $500,000 and if the Administrative Agent elects not to participate in the settlement of such claim then the Borrower shall have the right to settle such claim and such settlement shall be subject to the Administrative Agent's prior written approval. The Borrower shall have the right to settle claims for less than such amount. If (i) no Event of Default exists hereunder at the time of such fire or casualty and at the time such proceeds would be disbursed; (ii) the Project can be restored to economic viability within a reasonable period of time, as determined in the Administrative Agent's judgment, but in any event no later than ninety (90) days prior to the earlier to occur of the Maturity Date or the date upon which the Principal Application shall expire; (iii) the Tenant agrees in writing that the MeadWestvaco Lease shall remain in full force and effect and shall not terminate so long as the Borrower exercises reasonable diligence in prosecuting the repair and restoration of the Project; and (iv) the Borrower complies with all conditions set forth in Section 13.2 of this Agreement; then the Borrower shall be entitled to use the proceeds of settlement of fire and casualty insurance claims to rebuild the Project. In all other cases, the Administrative Agent shall have the right (but not the obligation) to collect, retain and apply to the indebtedness of the Borrower under this Agreement all insurance proceeds (after deduction of all expense of collection and settlement, including reasonable attorneys' and adjusters' fees and expenses), and if such proceeds are insufficient to pay such amount in full, to declare the balance remaining unpaid on the Notes to be due and payable forthwith and to avail themselves of any of the remedies afforded under the Loan Documents as in the case of any Event of Default. Any proceeds remaining after payment in full of the Obligations shall be paid by the Administrative Agent to the Borrower or the party then entitled thereto.

13.2 Borrower's Obligation to Rebuild and Use of Proceeds Therefor. If the Administrative Agent does not elect to or is not entitled to apply fire or casualty insurance proceeds to the Obligations, as provided under Section 13.1 of this Agreement, the Administrative Agent shall have the right (but not the obligation) to collect and retain, in an interest bearing account, all proceeds and after deduction of all expenses of collection and settlement, including attorneys' and adjusters' fees and expenses, to release the same with interest to the Borrower periodically provided that the Borrower shall:

(a) Expeditiously repair and restore all damage to the portion of the Project, as applicable, in question resulting from such fire or other casualty, including completion of the Construction of the Project, as applicable, if such fire or other casualty shall have occurred prior to completion, so that the Project will be completed in accordance with the Plans and Specifications by the Scheduled Completion Date as extended by the period of delay resulting from such casualty; and

(b) If the proceeds of fire or casualty insurance (and the undisbursed available proceeds of the Loan for Construction of the Project) are, in the Administrative Agent's reasonable judgment, insufficient to (i) maintain the Loan in balance in accordance with the provisions of Article 9 of this Agreement (if the damage occurs to the Project during the Construction period) or (ii) complete the repair and restoration of the buildings, structures and other improvements constituting the Project, if the damage occurs thereto after Construction of the Project is completed, then the Borrower shall promptly deposit with the Administrative Agent the amount of such deficiency, which amount shall in fact be used to restore the Project or otherwise be returned to the Borrower.

If such fire or other casualty shall have occurred to the Project during the Construction period, then all proceeds of fire or casualty insurance and funds deposited with the Administrative Agent shall first be fully disbursed before the disbursement of any further proceeds of the Loan.

Any request by the Borrower for a disbursement by the Administrative Agent of fire or casualty insurance proceeds and funds deposited by the Borrower pursuant to this Section 13.2 shall be treated by the Administrative Agent as if such request were for an advance of the Loan hereunder, and the disbursement thereof shall be conditioned upon the Borrower's compliance with and satisfaction of the same conditions precedent as would be applicable under this Agreement for an advance of the Loan.

13.3 Condemnation. The Borrower shall promptly give the Lenders notice of the actual or threatened commencement of any proceeding for the Condemnation of the Project of which the Borrower has knowledge and shall deliver to the Lenders copies of any and all papers served in connection with such proceedings. The Administrative Agent may participate in any such proceedings on behalf of the Lenders, and the Borrower shall from time to time deliver to the Administrative Agent all instruments requested by it to permit such participation. No settlement or comprise of any offer or award in respect of any Condemnation may be made by Borrower without the prior written consent of the Administrative Agent. The Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with the Administrative Agent, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Upon the occurrence of an Event of Default, the Borrower's right to participate in the Condemnation proceedings or negotiations in respect of any settlement or compromise of any offer or award in respect of Condemnation shall automatically terminate, in which case the Administrative Agent, on behalf of the Lenders, shall have the exclusive authority and right to participate in such proceedings and negotiate any compromise or settlement of any offer or award. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), the Borrower shall continue to pay the Obligations at the time and in the manner provided for its payment in the Notes and in this Agreement and the Obligations shall not be reduced until any award in respect of the Condemnation (the "Award") shall have been actually received and applied by the Lenders, after the deduction of expenses of collection, to the reduction of discharge of the Obligations. If the Project or any portion thereof is taken by a condemning authority, the Borrower shall promptly commence and diligently prosecute the restoration of the Property in accordance with the procedures contained in Section 13.2 of this Agreement, regardless of whether the Lenders make any portion of the Award available to the Borrowers for such purpose. If the Project is sold, through foreclosure or otherwise, prior to the receipt by the Lenders of the Award, the Lenders shall have the right, regardless of whether a deficiency judgment on the Notes shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay any portion of the Obligations remaining unsatisfied.

ARTICLE 14

FINAL DISBURSEMENT

14.1 Final Disbursement. The Lenders shall make the final disbursements for costs of Construction of the Project, if (and only if) all of the following conditions (the "Completion Conditions") have been complied with and satisfied:

(a) The Project shall have been substantially completed in accordance with the Plans and Specifications and is ready for occupancy;

(b) The Borrower shall have furnished the Administrative Agent with copies of all licenses and permits required by any Governmental Authority having jurisdiction for the occupancy of the Project, and for the operation thereof, including copies of the final certificates of occupancy;

(c) The Borrower shall have furnished to the Administrative Agent certificates from the Borrower and the General Contractor, each dated at or about the date of completion of the Project, certifying that (i) no notices of any claimed violations of Laws arising from the Construction or operation of the Project which have not been cured were served upon the party making such certification or to such party's knowledge any contractor or subcontractor or their respective agents or representatives and (ii) the party making such certification is not aware of any circumstances which could give rise to the issuance of any such notice of claimed violation;

(d) The Borrower shall have furnished to the Administrative Agent a plat of survey of the Project, "as built," showing all paving, driveways, fences and exterior improvements and otherwise in compliance with Section 6.1(b)(2) of this Agreement;

(e) The Borrower shall have furnished to the Administrative Agent a satisfactory certificate of substantial completion from the Architect covering the completion date of the Project and stating that (i) the Project has been completed substantially in accordance with the Plans and Specifications, and (ii) the Project as so completed complies with all applicable Laws as set forth in the architect's certificate delivered pursuant to Section 7.1(h) of this Agreement;

(f) The Administrative Agent shall have received a satisfactory certificate from Lenders' Inspecting Architect to the effect that the Project has been satisfactorily completed substantially in accordance with the Plans and Specifications;

(g) All fixtures, furniture, furnishings, equipment and other property contemplated under the Budget and Plans and Specifications to be incorporated into or installed in the Project shall have been incorporated or installed free and clear of all liens and security interests other than the Permitted Exceptions and filings related to equipment leases, and except those in favor of the Lenders, and that all of such property is in good working order, free from material defects;

(h) The Borrower shall have furnished to the Administrative Agent a so-called comprehensive endorsement to the Title Policy, if one has not been previously furnished;

(i) The Borrower shall have furnished to the Administrative Agent final waivers and releases of lien and such affidavits from all contractors, subcontractors and material suppliers performing any of the Construction of the Project, in form satisfactory to the Administrative Agent and the title company;

(j) The Borrower shall have furnished to the Administrative Agent insurance in form and amount with companies satisfactory to the Administrative Agent in accordance with the requirements of this Agreement and the Deed of Trust, including so-called "loss of rents" insurance for a period of not less than twelve (12) months, naming the Administrative Agent for the benefit of the Lenders as additional insureds, in form and amount satisfactory to the Administrative Agent;

(k) The Tenant shall have taken occupancy of the premises demised under the MeadWestvaco Lease; shall have delivered, an estoppel certificate satisfactory in all respects to the Administrative Agent and its counsel, the Lenders and Principal, acknowledging, among other things, its unconditional acceptance of its premises (subject to completion of ordinary punch list items and its rights under applicable warranties); and shall have commenced paying rent as due under the MeadWestvaco Lease. The Tenant shall not have filed a petition seeking relief under the United States Bankruptcy Code or under any other state or Federal law seeking reorganization or relief from its creditors and shall not be subject to any involuntary petition filed under the United States Bankruptcy Code or other state or Federal insolvency law.

(l) All other requirements of this Agreement for disbursement of proceeds of the Loan shall have been satisfied and complied with.

ARTICLE 15

THE ADMINISTRATIVE AGENT AND THE LENDERS

15.1 Appointment. SunTrust Bank shall be the Administrative Agent hereunder and under each other Loan Document. Each of the Lenders authorizes the Administrative Agent to act as the contractual representative of such Lender in such capacity. Notwithstanding the use of the defined term "Administrative Agent", it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

15.2 Powers.. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto.

15.3 General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct as determined in a final, nonappealable judgment by a court of competent jurisdiction.

15.4 No Responsibility for Loans, Recitals, Etc. Neither the Administrative Agent nor any of its respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified herein, except receipt of items required to be delivered to the Administrative Agent; (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; or (v) the value, sufficiency, creation, perfection or priority of any interest in any collateral security. The Administrative Agent shall make reasonable efforts to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to any officer of the Administrative Agent who is familiar with and involved in the origination or administration of the Loan.

15.5 Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with its authority hereunder or in accordance with the requisite consent of the Lenders as may be required hereunder unless such action or inaction requires the consent of all the Lenders and any action taken or failure to act pursuant to such authority shall be binding on all of the Lenders and on all holders of the Notes. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

15.6 Employment of Agents and Counsel. The Administrative Agent may execute any of its duties hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such parties. The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and their duties hereunder and under any other Loan Document. The Administrative Agent selected, and the other Lenders consent to the selection of Hirschler Fleischer as the Administrative Agent's counsel for all matters in connection with the Loan, the Project and the transactions.

15.7 Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

15.8 Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent (in its respective capacity as Administrative Agent but not as Lender) ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents including expenses in connection with the preparation, execution, delivery of the Loan Documents (but without limiting the obligation of the Borrower to do so), (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent as determined in a final, nonappealable judgment by a court of competent jurisdiction. The obligations of the Lenders under this Section 15.8 shall survive payment of the Obligations and termination of this Agreement.

15.9 Rights as a Lender. The Administrative Agent shall have the same rights and powers and the same duties and obligations hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and any Lender may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its respective Subsidiaries in which the Borrower or such Subsidiaries are not restricted hereby from engaging with any other Person.

15.10 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and/or the Guarantor and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon any of the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

15.11 Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, thirty (30) days after the retiring Administrative Agent gives notice of its intention to resign. The Administrative Agent may be removed by the good faith and defensible determination of the Required Lenders that the Administrative Agent has performed its duties hereunder in a grossly negligent or intentionally wrongful manner, and for no other cause. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty (30) days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this Article 15 shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

15.12 Lender Appointment. The "Percentage" of the Loan owned by each Lender shall be as set forth next to each Lender's signature herein, as updated from time to time by the Administrative Agent to reflect transfers of Percentages pursuant to Section 16.3 of this Agreement. Except as expressly set forth in Section 15.19 below, (i) the respective interests of the Lenders in the Loan shall be of equal priority with one another and no party shall have priority over the other and (ii) all payments received from the Borrower from and after the date hereof on account of principal or interest under the Loan shall be shared on a pro rata basis among the Lenders in accordance with their respective Percentages.

15.13 Payments Received. All payments received by the Administrative Agent from the Borrower for the account of the Lenders shall be disbursed to the applicable Lenders on the same Business Day such payment is received in good funds by the Administrative Agent (provided, however, that if the Administrative Agent receives a payment after 2 p.m. (Richmond, Virginia time) on a given Business Day, its receipt shall be deemed to have occurred on the next succeeding Business Day). If payments received by the Administrative Agent from the Borrower are not disbursed to the applicable Lenders on the same Business Day of receipt (provided, however, that if the Administrative Agent receives a payment after 2 p.m. (Richmond, Virginia time) on a given Business Day, its receipt shall be deemed to have occurred on the next succeeding Business Day), such funds shall be invested overnight by the Administrative Agent and each Lender will receive its Percentage of any interest so earned at a rate equal to the Federal Funds Rate until the second Business Day after such receipt and the Federal Funds Rate plus one percent (1%) for each day thereafter. The Administrative Agent will be required to provide to each Lender prior to the funding of each advance a disbursement request summary and the Administrative Agent will deliver to each Lender promptly following the funding of each Advance the following documents pertaining to each Advance: the AIA draw forms received by the Administrative Agent, a copy of the Borrower's Requisition Certificate, a copy of the so-called "datedown" endorsement to the Title Policy received by the Administrative Agent, any consultants' reports received by the Administrative Agent, a listing of invoices (to the extent available) and such items in Administrative Agent's possession as a Lender may reasonably request.

15.14 Documents. It is acknowledged and agreed that (i) the Administrative Agent shall provide to the other Lenders all documents including the Loan Documents received from the Borrower with respect to the satisfaction of the conditions to the Loan Opening, and (ii) the determination by each Lender of whether the conditions to the Loan Opening have been satisfied shall be for the benefit of each such Lender only, and may not be relied on by any other party. The Administrative Agent shall be principally responsible for communicating with the Borrower and other third parties.

15.15 Authority. The Administrative Agent, as described herein, shall have all rights and duties with respect to collection and administration of the Loan, the security therefor and the exercise of remedies with respect thereto for the ratable benefit of the Lenders, except, to the extent otherwise expressly set forth herein. The Lenders agree that the Administrative Agent shall make all determinations as to whether to grant or withhold approvals under the Loan Documents and as to compliance with the terms and conditions of the Loan Documents, except to the extent otherwise expressly set forth therein or herein. The Administrative Agent will promptly deliver to the Lenders copies of any default notices or other material notices sent to the Borrower or the Guarantor under the terms of the Loan Documents and will promptly provide to the Lenders copies of any material notices received from the Borrower or the Guarantor. The Administrative Agent shall not, however, take the following actions without first obtaining the consent of Lenders holding the required Percentages, as set forth below:

(a) The Administrative Agent shall not, without first obtaining the consent of Lenders holding Percentages totaling 100% of the Loan, take any of the following actions:

(i) decrease the interest rate or extend the maturity date set forth in the Loan Documents,

(ii) unless obliged to do so upon satisfaction of the Loan, release any collateral for the Loan, or release any guaranty or indemnity agreement or release or modify the liability of any Person liable for the payment of any sum owing under the Loan or for the performance of any obligation under any Loan Document,

(iii) increase the Loan Amount or the aggregate Loan Commitments (other than as a result of an advance which the Administrative Agent directs to be made after a Default to protect the value of the Project, unless directed to the contrary by the Required Lenders),

(iv) forgive or reduce any principal, interest or fees due under the Loan or extend the time for payment of any such principal, interest or fees,

(v) permit the Borrower to further encumber or hypothecate all or any portion of the Project, except to the extent expressly permitted under the Loan Documents, or permit or consent to any pledge, assignment, or encumbrance of any equity or economic interest in the Borrower or any member of Borrower,

(vi) change the Percentage or Commitment of any Lender, except in connection with a transfer of a Lender's interest permitted under this Agreement,

(vii) take any action specifically requiring the consent of all Lenders under any of the other terms of this Agreement.

(b) The Administrative Agent shall not, without first obtaining the consent of the Required Lenders, take any of the following actions:

(i) make any amendment to this Section 15.15 or any change to the definition of Required Lenders or to the number of Lenders required to approve any action pursuant to this Agreement, or

(ii) amend, supplement or otherwise modify in any material respect any of the Loan Documents or execute a written waiver of any material provision of the Loan Documents, including without limitation any waiver of the balancing requirements under Article 9 of this Agreement, provided that such amendment, supplement, modification or waiver does not require the consent of all the Lenders under Section 15.15(a) above,

(iii) make any reallocation of the interest reserve line item in the Budget,

(iv) permit the Borrower to transfer any direct or indirect interest in the Project or permit the Guarantor to transfer any direct or indirect interest in the Borrower except to the extent expressly permitted under the Loan Documents,

(v) approve any modification of the MeadWestvaco Lease, and

(vi) approve or grant its consent to any change in the Budget, the Plans or Specifications, or any Change Order having the effect of increasing the Project Cost by more than $750,000 in any one instance or more than $1,500,000 in the aggregate.

(c) The Administrative Agent shall, promptly upon determining there is sufficient cause therefor, unless all the Lenders shall have approved otherwise, make the demands which are contemplated under Section 18.1(f) (relating to the required principal curtailment upon an Event of Default under Section 17(o) and Article 9 (relating to any Deficiency Deposit) of this Agreement.

As to any matters which are specifically subject to the consent of the Required Lenders, as set forth above or elsewhere in this Agreement, the Administrative Agent shall not be permitted or required to exercise any discretion or to take any action except upon the receipt of the written consent to such action by the Lenders holding the required Percentages, which written instructions shall be binding upon the Lenders.

As to any matter which is subject to a vote of the Lenders, any of the Lenders may require the Administrative Agent to initiate such a vote. In such event, the Administrative Agent shall conduct a vote in accordance with the provisions of the next paragraph. The Administrative Agent shall be bound by the results of such vote, so long as the action the Lenders have voted in favor of is permissible under the Loan Documents and under applicable law, and subject to the obligation of each Lender to contribute its Percentage of all expenses and liabilities incurred in connection therewith as more fully set forth below, if any.

All communications from the Administrative Agent to the Lenders requesting the Lenders' approval (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a detailed description of the matter as to which such approval is requested, and (iii) shall include the recommendation of the Administrative Agent. Each Lender shall reply within ten (10) Business Days after written request for approval, or such lesser time as may be reasonably determined by the Administrative Agent due to time constraints in the Loan Documents and specified in the request for approval. If any Lender fails to reply to a request for approval from the Administrative Agent within ten (10) Business Days, such Lender shall be deemed to have approved any matters set forth in the request for approval.

Subject to the foregoing limitations, each Lender hereby appoints and constitutes the Administrative Agent as its agent with full power and authority to exercise on behalf of such Lender any and all rights and remedies which such Lender may have with respect to, and to the extent necessary under applicable law for, the enforcement of the Loan Documents, including the right to exercise, or to refrain from exercising, any and all remedies afforded to such Lender by the Loan Documents or which such Lender may have as a matter of law.

Each Lender shall be responsible for its Percentage of any out-of-pocket costs, expenses or liabilities incurred by the Administrative Agent in connection with the Loan, the protection of any security for the Loan, the enforcement of the Loan Documents or the management or operation of the Project after acquisition of title thereto, except for liability resulting from Administrative Agent's gross negligence or willful misconduct as determined in a final, nonappealable judgment of a court of competent jurisdiction. Each Lender shall, within five (5) days after a written demand therefor accompanied with a description of the amounts payable, contribute its respective Percentage share of the out-of-pocket costs and expenses incurred by the Administrative Agent in accordance with the terms of this Agreement, including, but not limited to, fees of receivers or trustees, court costs, title company charges, filing and recording fees, appraisers' fees and fees and expenses of attorneys.

15.16 Borrower Default. Promptly after the Administrative Agent or any Lender acquires actual knowledge that a Default or an Event of Default has occurred, such party shall notify the other Lenders in writing of such Default or an Event of Default. Promptly after the Administrative Agent acquires actual knowledge of the occurrence of a Default or an Event of Default, the Administrative Agent shall give such notice of the Default or the Event of Default to the Borrower and any other parties to whom notice is required to be provided under this Agreement. The Administrative Agent shall send a copy of such notice to all Lenders promptly after sending such notice.

Promptly and, in any event, within thirty (30) days after the Administrative Agent acquires actual knowledge that a Default has occurred, the Administrative Agent shall evaluate the circumstances of such Default, its impact on the Borrower and the courses of action available to the Lenders, which may include such responses as entering into a forbearance agreement for a period of time, establishing certain additional credit or collateral safeguards in exchange for a waiver of such Default or determining the timing and order of enforcement of the remedies available to the Lenders.

The Administrative Agent shall, upon completing such evaluation, forward to each Lender a detailed written proposal outlining the course of action that the Administrative Agent is recommending and the reasons therefor. Each Lender shall either approve or disapprove of the Administrative Agent's proposal by written notice to the Administrative Agent within fifteen (15) Business Days after its receipt of such proposal. If any Lender fails to deliver its written notice of approval or disapproval within such period, the Administrative Agent is authorized to treat such failure to respond as a direction from such Lender to proceed in accordance with the Administrative Agent's proposal. Notwithstanding the foregoing and subject to Section 15.15(a), if at any time after the Administrative Agent forwards the detailed written proposal to the Lenders, the Required Lenders direct the Administrative Agent to exercise certain remedies, then the Administrative Agent shall commence to exercise such remedies as specified in such direction.

Unless the Required Lenders disapprove of the Administrative Agent's proposal, the Administrative Agent shall proceed with its proposal in due course in the same manner the Administrative Agent generally implements similar proposals for loans held for its own account. If either (i) the Administrative Agent's proposal is disapproved by Lenders holding more than sixty percent (60%) of the total Percentages and no alternative is approved within a reasonable time thereafter or (ii) the proposal is approved but the Administrative Agent is unable to accomplish the goals of such proposal within a period of time deemed reasonable by the Administrative Agent, the Administrative Agent is authorized in each such case, after so notifying the Lenders in writing, to proceed to exercise the rights and remedies granted to the Lenders by the Loan Documents or under law with respect to acceleration of the Obligations, appointment of a receiver, foreclosure of and realization on the Deed of Trust and the other Security Documents and collection on the Guaranty. The Lenders acknowledge that the Administrative Agent's right to take enforcement action shall not obligate the Administrative Agent to commence immediately any specific enforcement procedure.

The Lenders agree to cooperate in good faith and in a commercially reasonable manner in connection with the exercise by the Administrative Agent of the rights granted to the Lenders by law and the Loan Documents, including, but not limited to, providing necessary information to the Administrative Agent with respect to the Obligations, preparing and executing necessary affidavits, certificates, notices, instruments and documents and participating in the organization of applicable entities to hold title to the Project. Each Lender agrees that it shall subscribe to and accept its Percentage of the ownership interests in any entity organized to hold title to the Project and each such Lender agrees that the nature of such entity shall be determined by the Required Lenders. The Administrative Agent is hereby authorized to act for and on behalf of the Lenders in all day-to-day matters with respect to the exercise of rights described herein such as the supervision of attorneys, accountants, appraisers or others acting for the benefit of all of the Lenders in connection with litigation, foreclosure, realization of all or any security given as collateral for the Loan or other similar actions.

15.17 Acquisition of the Project. If the Lenders acquire the Project either by foreclosure or deed in lieu of foreclosure, then the Lenders agree to negotiate in good faith to reach agreement in writing relating to the ownership, operation, maintenance, marketing, and sale of the Project. The Lenders agree that such agreement shall be consistent with the following:

(a) The Project will not be held as a long term investment but will be marketed in an attempt to sell the Project in a time period consistent with the regulations applicable to national banks or state banks for owning real estate. Current appraisals of the Project shall be obtained by the Administrative Agent from time to time during the ownership period at the Lenders' expense (without diminishing or releasing any obligation of the Borrower to pay for such costs and expenses) and an appraised value shall be established and updated from time to time based on such appraisals.

(b) Certain decision-making with respect to the day to day operations of the Project will be delegated to management and leasing agents. All agreements with such management and leasing agents will be subject to the approval of the Administrative Agent. All material decisions reserved to the owner in such agreements will also be subject to the approval of the Required Lenders. The day to day supervision of such agents shall be done by the Administrative Agent.

(c) All expenses incurred by the Administrative Agent and Lenders in connection with the Project shall be allocated among the Lenders pro rata in accordance with their respective Percentages. If any Lender does not pay its pro rata share of such expenses, such Lender shall be subject to the terms of Section 15.19 below.

(d) All proceeds received by the Administrative Agent or any Lender from the operation, sale or other disposition of the Project (net of expenses incurred by the Administrative Agent in connection therewith and any reserves deemed reasonably necessary by the Required Lenders for potential obligations of the Lenders with respect to the Project, and subject to Section 15.19 below) shall be paid promptly to the Lenders in accordance with each Lender's Percentage.

(e) All expenditures and other actions taken with respect to the Project shall at all times be subject to the regulations and requirements pertaining to national banks or state banks applicable thereto. Without limiting the generality of the foregoing, all necessary approvals from regulatory authorities in connection with any expenditure of funds by the Lenders shall be a condition to such expenditure.

15.18 Standard of Care. The Administrative Agent, in its management and administration of the Loan, or in connection with the exercise of any rights and remedies under the Loan Documents or at law, shall use the same diligence and care as customarily used by the Administrative Agent with respect to loans held by it entirely for its own respective account as a commercially prudent lender. The Administrative Agent shall not have any fiduciary duties hereunder to any of the Lenders. Without limiting the foregoing, the Administrative Agent may rely upon the advice of counsel considering legal matters and upon written or telephonic communication that it believes in good faith to be genuine and correct and sent or made, as the case may be, by the proper party or parties.

15.19 Lender Default. If any Lender (a "Defaulting Lender") fails to fund its Percentage of any Advance on or before the time required pursuant to this Agreement, or fails to pay the Administrative Agent, within five (5) days of demand (which demand shall be accompanied by invoices or other reasonable back up information demonstrating the amount owed), such Lender's Percentage of any out-of-pocket costs, expenses or disbursements incurred or made by the Administrative Agent pursuant to the terms of this Agreement (the aggregate amount which the Defaulting Lender fails to pay or fund is referred to as the "Defaulted Amount"), then, in addition to the rights and remedies that may be available to the other Lenders (the "Non-Defaulting Lenders") at law and in equity:

(a) the Defaulting Lender's right to participate in the administration of the Loan and the Loan Documents, including without limitation, any rights to vote upon, consent to or direct any action of the Administrative Agent or the Lenders shall be suspended and such rights shall not be reinstated unless and until such default is cured (and all decisions which are subject to receiving a vote of a required percentage of the Lenders shall be approved if voted in favor of by the required percentage of the Non-Defaulting Lenders), provided, however, that if the Administrative Agent is a Defaulting Lender, the Administrative Agent shall continue to have all rights provided for in this Agreement and the other Loan Documents with respect to the administration of the Loan;

(b) any or all of the Non-Defaulting Lenders shall be entitled (but shall not be obligated) to fund the Defaulted Amount, and collect interest at the Default Rate on the Defaulted Amount from the Defaulting Lender (after crediting all interest actually paid by the Borrower on the Defaulted Amount from time to time) from amounts otherwise payable to the Defaulting Lender for the period from the date on which the payment was due until the date on which payment is made;

(c) if the Defaulted Amount is funded by any Non-Defaulting Lenders pursuant to Section 15.19(b) above, the Defaulting Lender's interest in the Loan and the Loan Documents and proceeds thereof shall be subordinated to the interest of the Non-Defaulting Lenders in the Loan and the Loan Documents without necessity for executing any further documents, provided that such Defaulting Lender's interest in the Loan and the Loan Documents and the proceeds thereof shall no longer be so subordinated if the Defaulted Amount funded by the Non-Defaulting Lenders (and all interest which has accrued pursuant to Section 15.19(b) above) shall be repaid in full;

(d) to achieve such subordination, (x) the Administrative Agent shall deduct from the interest due to the Defaulting Lender on its subordinated interest in the Loan the excess of interest on the Defaulted Amount at the rate specified in Section 15.19(b) above over the interest actually received from the Borrower by the Non-Defaulting Lenders which funded the Defaulted Amount on account of their portion of the Defaulted Amount for the same time period and (y) all amounts received by the Administrative Agent on account of principal (or reimbursement for amounts otherwise advanced) which would otherwise be payable to the Defaulting Lender shall be paid pari passu to the Non-Defaulting Lenders until the Defaulted Amount and all interest thereon has been repaid in full, and

(e) if, following the payment in full of all amounts due pursuant to Section 15.19(c) above to the Non-Defaulting Lenders who have funded all or any portion of any Defaulted Amount, there remains any unfunded Defaulted Amount which has not been funded by the Non-Defaulting Lenders or the Defaulting Lender (the "Unfunded Defaulted Amount"), then a portion of the Defaulting Lender's interest in the Loan and the Loan Documents and the proceeds thereof equal to the amount of the Unfunded Defaulted Amount (together with interest thereon at the rate applicable to the Defaulted Amount from time to time pursuant to the Loan Documents) shall be subordinated to the interests of the Non-Defaulting Lenders unless and until such Unfunded Defaulted Amount is funded either by one or more Non-Defaulting Lenders or by the Defaulting Lender. Such portion of the Defaulting Lender's interest, including any proceeds or distributions related thereto, may be used to fund to the Borrower the Unfunded Defaulted Amount if and when needed for costs of the Project.

(f) in addition to the rights and remedies provided above, if the Defaulting Lender fails to pay the Defaulted Amount immediately upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay the Defaulted Amount to the Administrative Agent together with interest at the rate then accruing under the Note.

Nothing herein contained shall be deemed or construed to waive, diminish or limit, or prevent or estop any Lender from exercising or enforcing, any rights or remedies which may be available at law or in equity as a result of or in connection with any default under this Agreement by a Defaulting Lender. In addition, no Lender shall be deemed to be a Defaulting Lender if such Lender refuses to fund its Percentage of any Advance being made after any bankruptcy-related Event of Default under Section 17(j) of this Agreement due to the lack of bankruptcy court approval for such Advance.

15.20 Receipt and Maintenance of Documents. Each Lender acknowledges that it has received, reviewed and approved the form of the Loan Documents. The Administrative Agent on behalf of the Lenders shall hold executed originals of all of the Loan Documents, other than the originals of the Notes, each of which shall be delivered to the Lender named therein. The Administrative Agent represents to the Lenders that the Administrative Agent has received, and shall at all times maintain, possession of the originals of the Guaranty, the Title Policy insuring the Deed of Trust and the Borrower's insurance certificates for the benefit of the Lenders. The Administrative Agent agrees to maintain appropriate accounting records reflecting the Lenders' respective interests in the Loan and shall report to the Lenders at such reasonable times as may be requested by the Lenders. The Lenders and their respective accountants and consultants shall be permitted to examine and make copies of or take extracts from books and records at reasonable times upon prior written notice to the Administrative Agent.

15.21 No Representations. Each Lender acknowledges and agrees that the Administrative Agent has not made any representations or warranties, express or implied, with respect to any aspect of the Loan, including, without limitation (i) the existing or future solvency or financial condition or responsibility of the Borrower or the Guarantor, (ii) the payment or collectability of the Loan, (iii) the validity, enforceability or legal effect of the Loan Documents, or any title insurance policy (including the Title Policy) or the survey furnished by the Borrower, or (iv) the validity or effectiveness of the liens created by the Deed of Trust or other security interests required by, or created by, this Agreement or the other Loan Documents.

Each Lender has made or caused to be made an independent investigation of each of the Project, the Borrower and the Guarantor and their creditworthiness, and all other matters affecting its decision to make its Percentage of the Loan. Each Lender acknowledges that the Administrative Agent may be a lender to the Guarantor under other credit facilities and as a result may from time to time have information regarding the Guarantor that is not available to the Lenders under the Loan. Each Lender acknowledges that notwithstanding the fact that the Administrative Agent may have made available to it certain information contained in the Administrative Agent's files and certain memoranda prepared by the Administrative Agent for its general use with respect to the Loan, the Administrative Agent has made no representations or warranties, oral or written, upon which any Lender has relied or is entitled to rely and no Lender has relied in any manner upon any such materials which may have been made available to it by the Administrative Agent or upon any judgment, determination or statements of the Administrative Agent in entering into this Agreement.

15.22 No Relation. The relationship between the Administrative Agent and the other Lenders is not intended by the parties to create, and shall not create, any trust, joint venture or partnership relation between them.

15.23 Joint-Lead Arrangers and Documentation Agents. Each Lender hereby designates PNC Bank, National Association as Documentation Agent and agrees that the Documentation Agent shall have no duties or obligations in such capacity under any Loan Documents to any Lender or to the Borrower, Guarantor or any NewMarket Subsidiary. Each Lender hereby appoints SunTrust Bank and LaSalle Bank National Association as Co-Lead Arrangers and agrees that the Co-Lead Arrangers shall have no duties or obligations in such capacity under any Loan Document to any Lender or to the Borrower, Guarantor or any NewMarket Subsidiary.

ARTICLE 16

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

16.1 Successors and Assigns. Subject to the restrictions on transfer and assignment contained in this Article 16, the terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns. The Administrative Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 16.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

16.2 Participations.

16.2.1 Permitted Participants; Effect. A Lender shall not sell to one or more banks or other entities ("Participants") participating interests in such Lender's interest in the Loan without the prior written consent of the Administrative Agent which shall not be unreasonably withheld or delayed. No participation interest shall be sold to any bank that has not been formed and is not legally existing under the laws of the United States of America or a state thereof and that is not a member of the United States Federal Reserve Bank System. Upon any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

16.2.2 Benefit of Set-off. The Borrower agrees that each Participant shall be deemed to have the right of set-off provided in Section 19.19 subject to the same limitations thereof in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of set-off provided in Section 19.19 with respect to the amount of participating interests sold to each Participant.

16.3 Assignments.

16.3.1 Permitted Assignments. Any Lender may, with the prior written consent of the Administrative Agent, which shall not be unreasonably withheld or delayed in accordance with applicable law, at any time assign to one or more banks or other entities (collectively, "Purchasers") all or any part of its rights and obligations under the Loan Documents, provided that the amount of any such assigned interest shall not be less than one hundred percent (100%) of the Lender's interest. No interest shall be assigned to any Lender that has not been formed and is not legally existing under the laws of the United States of America or a state thereof and that is not a member of the United States Federal Reserve Bank System, except that no such consent from the Administrative Agent shall be required for (i) any assignment to a Person directly or indirectly controlling, controlled by or under direct or indirect common control with the assigning Lender, or (ii) the pledge or assignment by a Lender of such Lender's Notes and other rights under the Loan Documents to any Federal Reserve Bank in accordance with applicable law. The Borrower shall execute any and all documents which are customarily required by such Lender (including, without limitation, a replacement promissory note) in connection with any such sale, provided that the Borrower shall not bear any of the expenses in connection with the preparation of such documents. Each assigning Lender shall be released from its obligations under this Agreement. Any Lender selling its rights and obligation hereunder in a transaction requiring the consent of the Administrative Agent shall pay to the Administrative Agent a fee of $3,500.00 per assignee to reimburse the Administrative Agent for its involvement in such assignment.

16.3.2 Effect; Effective Date. On and after the effective date of a permitted assignment, the purchaser receiving such assignment shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Commitment and Advances assigned to such Purchaser to the extent of any obligations with respect thereto arising after the date of such assignment. Upon the consummation of any assignment to a Purchaser pursuant to this Section 16.3, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

16.4 Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the Borrower, the Guarantor, the Project, provided that each such Transferee and Prospective Transferee expressly agrees in writing, simultaneously with or in advance of receipt of such information, to the confidentiality provisions set forth in Section 19.18 hereof.

16.5 Prohibition of Sale and Assignments by the Borrower. The Borrower shall not assign or attempt to assign directly or indirectly its rights under this Agreement. The Borrower will not suffer nor permit the Project nor any part thereof nor any of its interest or rights in the Project to be assigned, sold, pledged, encumbered, transferred, hypothecated or otherwise disposed of, directly or indirectly, until the provisions of this Agreement have been fully complied with and the Loan and all other sums evidenced by the Notes and/or secured by the Deed of Trust and other Loan Documents, have been repaid in full.

16.6 Prohibition of Transfers of Interests in the Borrower. No party directly or indirectly owning an interest in the Borrower shall suffer or permit any of such interest to be assigned, sold, pledged, encumbered, transferred, hypothecated or otherwise disposed of until the provisions of this Agreement have been fully complied with and the Loan and all other sums evidenced by the Notes and/or secured by the Deed of Trust and other Loan Documents have been repaid in full, except as permitted by Section 12(cc) hereof.

16.7 Prohibition of Transfers in Violation of ERISA. In addition to the prohibitions set forth in Sections 16.5 and 16.6 above and in the Deed of Trust, and not in limitation thereof, the Borrower shall not assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of its interest or rights in this Agreement or in the Project, or attempt to do any of the foregoing or suffer any of the foregoing, nor shall any party owning a direct or indirect interest in the Borrower assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of any of its rights or interest (direct or indirect) in the Borrower, attempt to do any of the foregoing or suffer any of the foregoing, if such action would cause the Loan, or the exercise of any of the Lenders' rights in connection therewith, to constitute a prohibited transaction under ERISA or the Code (unless the Borrower furnishes to the Administrative Agent a legal opinion reasonably satisfactory to the Administrative Agent that the transaction is exempt from the prohibited transaction provisions of ERISA and the Code). The Borrower agrees to indemnify, defend and hold the Lenders free and harmless from and against all losses, costs (including attorneys' fees and expenses (including, but not limited to, in-house counsel fees or the allocated costs of such in-house counsel), taxes, damages (including consequential damages), and expenses the Lenders may suffer by reason of the investigation, defense and settlement of claims and in obtaining any prohibited transaction exemption under ERISA necessary or desirable in the Administrative Agent's reasonable judgment or by reason of a breach of the foregoing prohibitions. The foregoing indemnification shall be a recourse obligation of the Borrower and the Guarantor and shall survive repayment of the Notes.

ARTICLE 17

EVENTS OF DEFAULT

The occurrence of any one or more of the following shall constitute an "Event of Default," as such term is used herein:

(a) If the Borrower fails to repay any sum due under any Note, this Loan Agreement or any other Loan Document (whether principal, interest or other sum evidenced thereby and/or owing thereunder) as and when due;

(b) If at any time the Administrative Agent or the Lenders' Inspecting Architect reasonably determines that any Construction of the Project was not performed substantially in conformance with the Plans and Specifications, and the Borrower failed to cause the same to be corrected to the satisfaction of the Administrative Agent and the Lenders' Inspecting Architect within thirty (30) days after discovery of such nonconformance;

(c) If there occurs any discontinuance of Construction for a continuous period of ten (10) days unless such discontinuance of such Construction of the Project is the result of any Unavoidable Delay and then only for the period of such Unavoidable Delay;

(d) If at any time or times hereafter any representation or warranty (including the representations and warranties of the Borrower set forth in Article 5 except Section 5.1(j) of this Agreement or elsewhere in the Loan Documents), statement, report or certificate now or hereafter made by the Borrower is not true and correct in any material respect;

(e) If all or substantially all of the assets of the Borrower, the Guarantor or the General Contractor are attached, seized, subjected to a writ of distress warrant, or are levied upon, or come into the possession of any receiver, trustee, custodian or assignee for the benefit of creditors, and the same is not vacated, stayed, dismissed, set aside or otherwise remedied within forty-five (45) days after the occurrence thereof provided that the occurrence of the foregoing with respect to the General Contractor shall only permit the Lenders to suspend their funding obligations hereunder until such condition is corrected to the satisfaction of the Administrative Agent in its sole discretion, and shall not constitute, by itself, an Event of Default;

(f) If the Borrower, the Guarantor or the General Contractor is enjoined, restrained or in any way prevented by any court order from constructing or operating the Project, or if a notice of lien, levy or assessment is filed of record with respect to all or any part of the property of the Borrower, the Guarantor or the General Contractor by any Governmental Authority, which could affect the performance of the obligations of the Borrower hereunder or under the Loan Documents or if any proceeding is filed or commenced seeking to enjoin, restrain or in any way prevent the foregoing parties from conducting all or a substantial part of their respective business affairs and failure to vacate, stay, dismiss, set aside or remedy the same;

(g) If the Borrower fails to make the Deficiency Deposit with Administrative Agent within the time and in the manner required by Article 9 above;

(h) If any petition is filed by or against the Borrower, the Guarantor or the General Contractor under the United States Bankruptcy Code or any similar state or Federal Law, whether now or hereafter existing (and, in the case of involuntary proceedings, failure to cause the same to be vacated, stayed or set aside within forty-five (45) days after filing);

(i) If any assignment, pledge, encumbrance, transfer, hypothecation or other disposition is made in violation of Section 16.5, Section 16.6, or Section 16.7 of this Agreement or in violation of prohibitions against disposition of any interest in the Project, or in the Borrower;

(j) If the Borrower or the Guarantor shall fail to pay any recourse debt owed by it in excess of $250,000, or if there is otherwise any continuing default with respect thereto, or is in default under any agreement with any Lender and such failure or default continues after any applicable grace or cure period specified in the instrument or agreement relating thereto, provided nothing herein shall authorize the Borrower to incur additional debt unless permitted by Section 12(v) hereof;

(k) If a default occurs under any of the Loan Documents and such default continues beyond the applicable grace period, if any, contained therein;

(l) The Borrower shall fail within thirty (30) days to pay, bond-off or otherwise discharge any judgments or orders for the payment of money in an amount which, when added to all other judgments or orders outstanding against the Borrower would exceed $100,000 in the aggregate, which have not been stayed on appeal or otherwise appropriately contested in good faith and for which adequate reserves are maintained by the Borrower in accordance with GAAP;

(m) The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts then required to be paid to Multiemployer Plans by the Borrower as withdrawal liability (determined as of the date of such notification), exceeds $100,000 or requires payments exceeding $25,000 per annum;

(n) The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $25,000;

(o) Termination of Lease. If, regardless of cause, fault or reason, the MeadWestvaco Lease is terminated, or if the Borrower commits any action or omits to take any action which act or omission gives rise to the right of the Tenant to terminate the MeadWestvaco Lease, or as a result of any action or omission by Borrower, the Tenant fails to accept occupancy under the MeadWestvaco Lease or fails to commence paying rent when and as otherwise required under the MeadWestvaco Lease;

(p) Termination of Principal Application. If, regardless of cause, fault or reason, the Principal Application is terminated by the Borrower or Principal, or if the Borrower commits any action or omits to take any action which act or omission could give rise to Principal's right to terminate the Principal Application upon the giving of notice and/or the passage of time;

(q) Delay or Failure to Timely Comply. If the Project is not timely completed on or before the Scheduled Completion Date or if prosecution of construction is delayed to such an extent that the Administrative Agent reasonably determines that the Project cannot be completed on or before the Scheduled Completion Date and Borrower fails to provide adequate assurance to the Lenders as determined by the Administrative Agent that the Project shall be timely completed without any adverse affect on the MeadWestvaco Lease or the Principal Application.

(r) Other Nonmonetary Default. If any nonmonetary default or breach of covenant not otherwise governed by subsections (b)-(q) above occurs and the Borrower fails to cure and remedy the same within fifteen (15) Business Days after receipt of written notice of such default or breach.

ARTICLE 18

LENDERS' REMEDIES IN EVENT OF DEFAULT

18.1 Remedies Conferred Upon Lenders. Upon the occurrence and during the continuance of an Event of Default, the Lenders shall, in addition to all remedies conferred upon the Lenders by law and by the terms of the Notes, Deed of Trust and the other Loan Documents, have the right but not the obligation to pursue any one or more of the following remedies concurrently or successively, it being the intent hereof that all such remedies shall be cumulative and that no such remedy shall be to the exclusion of any other:

(a) Complete the Construction of the Project and take any other action whatever which, in the Administrative Agent's sole judgment, is necessary or appropriate to fulfill the covenants, agreements and obligations of the Borrower under this Agreement and the Loan Documents, including the right to (x) avail itself of and procure performance of existing contracts and subcontracts, including the General Contract, and (y) let any contracts with the same contractors and subcontractors or others and to employ watchmen to protect the Project from injury. Without restricting the generality of the foregoing, and for the purpose aforesaid, the Borrower hereby irrevocably appoints and constitutes the Administrative Agent its lawful attorney in fact with full power of substitution in the premises, which appointment is coupled with an interest and cannot be revoked, but which, though present and unconditional, the Administrative Agent agrees that it shall not exercise the power prior to the occurrence of an Event of Default, and agrees that the Administrative Agent shall be entitled to (i) complete the Construction of the Project, (ii) use unadvanced funds remaining in the Loan or which may be reserved, escrowed or set aside for any purpose whatever at any time, to complete the Construction of the Project, (iii) advance funds in excess of the aggregate face amount of the Notes, to complete the Construction of the Project, (iv) make changes in the Plans and Specifications which shall be necessary or desirable to complete the Construction of the Project in substantially the manner contemplated by the Plans and Specifications, (v) retain or employ such new general contractors, subcontractors, architects, engineers and inspectors as may be required for the foregoing purposes, (vi) pay, settle or compromise all existing bills and claims the nonpayment of which might result in liens or security interests on the Project, or prevent such bills and claims from resulting in liens against the Project or security interests against fixtures, furnishing, furniture or equipment or other property, or as may be necessary or desirable for the completion of the Construction of the Project and equipping and furnishing of the Project or for the clearance of title, (vii) execute all applications and certificates which may be required by any of the Loan Documents, (viii) prosecute and defend all actions or proceedings connected with or relating to the Project, (ix) take possession of and lease and operate the Project, and (x) do any and every reasonable act which the Borrower might do in its own behalf in connection with, or relating to, the Project;

(b) Withhold further disbursement of the proceeds of the Loan and/or terminate the Commitments;

(c) Declare the principal sum remaining unpaid under the Notes, together with accrued interest thereon, to be immediately due and payable;

(d) Use and apply any monies deposited by the Borrower with the Administrative Agent, regardless of the purpose for which the same was deposited, to cure any condition constituting or giving rise to such default (however, the default shall not be deemed cured or waived as a result thereof) or to apply on account of any indebtedness under this Agreement which is due and owing to the Lenders;

(e) Exercise the right to adjust the Interest Rate to the Default Rate and to charge late charges under the Note;

(f) If any Event of Default under Section 17(o) occurs, the Borrower shall immediately upon demand by the Administrative Agent pay on account of the principal of the Loan an amount which is the greater of (a) Forty Million and 00/100 Dollars ($40,000,000.00), or (b) such amount as is necessary to reduce the principal amount of the Loan to an amount not greater than seventy five percent (75%) of the fair market value of the Project as of the date of such Event of Default as determined by an Appraisal of the Project based on the discounted cash flow from the Project using then current market rents to be ordered and approved by the Lenders after the occurrence of such Event of Default;

(g) Exercise or pursue any other right or remedy permitted under this Agreement or any of the Loan Documents or conferred upon the Administrative Agent or the Lenders by operation of Law.

18.2 Non-Waiver of Remedies. No waiver of any breach or default hereunder shall constitute or be construed as a waiver by the Lenders of any subsequent breach or default or of any breach or default of any other provision of this Agreement.

ARTICLE 19

GENERAL PROVISIONS

19.1 Captions. The captions and headings of various Articles and Sections of this Agreement and Exhibits pertaining hereto are for convenience only and are not to be considered as defining or limiting in any way, the scope or intent of the provisions hereof.

19.2 Merger. This Agreement and the Loan Documents and instruments delivered in connection herewith, as may be amended from time to time in writing, constitute the entire agreement of the parties with respect to the Project and the Loan, and all prior discussions, negotiations and document drafts are merged herein and therein. Neither the Lenders nor any employee of any Lender has made or is authorized to make any representation or agreement upon which the Borrower may rely. The Borrower agrees that it has not and will not rely on any custom or practice of any Lender, or on any course of dealing with any Lender, in connection with the Loan unless such matters are set forth in this Agreement or the Loan Documents.

19.3 Modification of Agreement. Subject to Section 15.15 hereof, any provisions of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Administrative Agent. The Borrower shall be entitled to rely on any amendment or waiver executed by the Borrower and by the Administrative Agent, regardless of whether or not such execution is authorized under the terms and conditions of Article 15.

19.4 Notices. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing, addressed as follows and shall be deemed to have been properly given if hand delivered, if sent by reputable overnight courier (effective the Business Day following delivery to such courier) or if mailed (effective two Business Days after mailing) by United States registered or certified mail, postage prepaid, return receipt requested:

If to Borrower:

Foundry Park I, LLC

330 South Fourth Street

Richmond, Virginia 23219

Attention: Mr. David A. Fiorenza

Mr. Bruce R. Hazelgrove, III

Facsimile: (804) 788-5519

with a copy to:

Williams Mullen

1021 East Cary Street

Two James Center, 16th Floor

Richmond, Virginia 23219

Attention: Matthew E. Cheek

Facsimile: (804) 783-6507

If to Administrative Agent:

SunTrust Bank

Real Estate Finance Group

919 East Main Street, 8th Floor

Richmond, Virginia 23219

Attention: Rene B. Shepperson, Senior Vice President

Facsimile: (804) 782-7986

with a copy to:

Hirschler Fleischer

2100 East Cary Street

Richmond, Virginia 23223

Attention: Michael H. Terry

Facsimile: (804) 644-0957

If to the Lenders:

SunTrust Bank

At the address set forth above

LaSalle Bank National Association

135 South LaSalle Street, Suite 1140

Chicago, Illinois 60603

Attention: Lora Backofen, Senior Vice President &

Division Head, Commercial Banking

Facsimile: 312-904-6546

with a copy to:

LaSalle Bank National Association

Commercial Real Estate

135 South LaSalle Street, Suite 1152

Chicago, Illinois 60603

Attention: Tina Morris

Facsimile: 312-904-4686

PNC Bank, National Association

PNC Real Estate Finance

808 17th Street, N.W., Floor 2

Washington, D.C. 20006

Attention: Ben Adams, Assistant Vice President

Facsimile: 202-835-5223

with a copy to:

PNC Real Estate Finance

500 First Avenue, 4th Floor

Pittsburg, Pennsylvania 15219

Attention: Colleen Mannerino

Facsimile: 412-705-2124

If to any Lender, at its address set forth on the signature page hereof;

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice. Notices given in any other fashion shall be deemed effective only upon receipt. Anything to the contrary notwithstanding, any notice by the Borrower to the Administrative Agent with respect to the selection of an interest rate shall be deemed effective only upon receipt by the Administrative Agent or upon telephonic notice of such selection in accordance with Section 2.7 hereof.

19.5 Expenses; Indemnification.

19.5.1 The Borrower shall pay (i) all out-of-pocket costs and expenses of the Administrative Agent and its Affiliates, including the fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), and (ii) all out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel and in-house counsel fees or the allocated costs of such in-house counsel) incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section 19.5, or in connection with the Loan made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loan.

19.5.2 The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender and each other Indemnified Party against, and hold each Indemnified Party harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnified Party), and shall indemnify and hold harmless each Indemnified Party from all fees and time charges and disbursements for attorneys who may be employees of any Indemnified Party, incurred by any Indemnified Party or asserted against any Indemnified Party by any third party or by the Borrower or the Guarantor arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) the Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release or discharge of Hazardous Materials on or from any property owned or operated by the Borrower, or any Hazardous Materials Claim related in any way to the Borrower, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or the Guarantor, and regardless of whether any Indemnified Party is a party thereto, provided that such indemnity shall not, as to any Indemnified Party, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

19.5.3 The Borrower shall pay, and hold the Administrative Agent and each of the Lenders harmless from and against, any and all present and future stamp, documentary, recordation and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral described therein, or any payments due thereunder, and save the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

19.5.4 To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent under Sections 19.5.1, 19.5.2 or 19.5.3 hereof, each Lender severally agrees to pay to the Administrative Agent, as the case may be, such Lender's pro rata share based on such Lender's Percentage (determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

19.5.5 To the extent permitted by applicable law, the Borrower shall not assert, and the Borrower hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated therein, the Loan or the use of proceeds thereof.

19.5.6 All amounts due under this Section 19.5 shall be payable promptly after written demand therefor.

19.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE INTERNAL LAWS (AS OPPOSED TO THE LAWS OF CONFLICTS) OF THE COMMONWEALTH OF VIRGINIA.

19.7 Reimbursement for Loan Expenses. The Lenders are hereby authorized, without any specific request or direction by the Borrower, to make disbursements from time to time in payment of or to reimburse the Lenders for all expenses and fees of the Loan (regardless of whether, at such time, there may be any undisbursed amounts of the Loan allocated in the Budget for the same) that the Borrower is obligated to pay pursuant to this Agreement.

19.8 Acquiescence Not to Constitute Waiver of Lender's Requirements. Each and every covenant and condition for the benefit of the Lenders contained in this Agreement may be waived by the Lenders (and as provided herein, by the Administrative Agent), provided, however, that to the extent that a Lender may have acquiesced in any noncompliance with any construction or nonconstruction conditions precedent to the Loan Opening or to any subsequent disbursement of Loan proceeds, such acquiescence shall not be deemed to constitute a waiver by such Lender of such requirements with respect to any future disbursements of proceeds of the Loan.

19.9 Disclaimer by Lenders.

(a) This Agreement is made by the Borrower, the Guarantor and the Lenders (and the successors and assigns and participants, if any of the Lenders), and no other person or persons shall have any benefits, rights or remedies under or by reason of this Agreement, or by reason of any actions taken by the Lenders pursuant to this Agreement. Except for labor or services performed or materials supplied at the Lenders' direction after the Lenders have (or a receiver on behalf of Lenders has) taken possession of the Land and exercised their rights hereunder to cause the completion of the Construction of the Project after an Event of Default has occurred, the Lenders shall not be liable to any contractors, subcontractors, supplier, laborer, architect, engineer, tenant or other party for labor or services performed or materials supplied in connection with the Construction of the Project. The Lenders shall not be liable for any debts or claims accruing in favor of any such parties against the Borrower or others or against the Project, except as provided in the preceding sentence. The Borrower is not, nor shall be, an agent of any Lender for any purposes. Except as expressly set forth in the Loan Documents, the Lenders are not and shall not be an agent of the Borrower for any purposes. The Lenders, by making the Loan or taking any action pursuant to any of the Loan Documents, shall not be deemed a partner or a joint venturer with the Borrower or fiduciary of the Borrower. The Lenders shall not be deemed to be in privity of contract with any contractor or provider of services to the Project, nor shall any payment of funds directly to a contractor or subcontractor or provider of services be deemed to create any third-party beneficiary status or recognition of same by the Lenders.

(b) The Lenders shall have no liability, obligation or responsibility whatsoever with respect to the Construction of the improvements at the Project, except as provided in Section 19.9(a). Any inspections of the Construction of the Project made by or through the Lenders are for purposes of administration of the Loan only and the Borrower is not entitled to rely upon the same with respect to the quality, adequacy or suitability of materials or workmanship, conformity to the Plans and Specifications, state of completion or otherwise; the Borrower shall make its own inspections of such construction to determine that the quality of the Project and all other requirements of such construction are being performed in a manner satisfactory to the Borrower and in conformity with the Plans and Specifications and all other requirements; and the Borrower shall promptly notify the Administrative Agent, in writing, should the same not be in conformity with the Plans and Specifications and all other requirements.

(c) By accepting or approving anything required to be observed, performed, fulfilled or given to the Lenders pursuant to the Loan Documents, including any certificate, statement of profit and loss or other financial statement, survey, appraisal, lease or insurance policy, the Lenders shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Lenders.

(d) Neither the Administrative Agent nor any Lender undertakes or assumes any responsibility or duty to the Borrower to select, review, inspect, supervise, pass judgment upon or inform the Borrower of any matter in connection with the Project, including without limitation matters relating to the quality, adequacy or suitability of: (i) the Plans and Specifications, (ii) architects, contractors, subcontractors and materialmen employed or utilized in connection with the construction of the improvements at the Project, or the workmanship of or the materials used by any of them, or (iii) the progress or course of Construction of the Project and their conformity or nonconformity with the Plans and Specifications; and the Borrower shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information to the Borrower by the Lenders in connection with such matters is for the protection of the Lenders only and neither the Borrower nor any third party is entitled to rely thereon.

(e) The Lenders owe no duty of care to protect the Borrower against negligent, faulty, inadequate or defective building or construction.

(f) Except due to a Lender's gross negligence or willful misconduct as determined in a final, nonappealable judgment of a court of competent jurisdiction, no Lender shall be directly or indirectly liable or responsible for any loss, claim, cause of action, liability, indebtedness, damage or injury of any kind or character to any person or property arising from any construction on, or occupancy or use of, all or any portion of the Project, including without limitation any loss, claim, cause of action, liability, indebtedness, damage or injury caused by, or arising from: (i) any defect in any building, structure, grading, fill, landscaping or other improvements thereon or in any on-site or offsite improvement or other facility therein, thereon or relating thereto; (ii) any act or omission of the Borrower or any of the Borrower's agents, employees, independent contractors, licensees or invitees; (iii) any accident at the Project or any fire, flood or other casualty or hazard thereon; (iv) the failure of the Borrower, any of the Borrower's licensees, employees, invitees, agents, independent contractors or other representatives to maintain all or any portion of the Project in a safe condition; and (v) any nuisance made or suffered on any part of the Project. Nothing in this Section 19.9(f) shall release Lenders from any liability or responsibility to third parties they may incur in causing the completion of the Construction of the Project if the Lenders exercise their rights to do so hereunder after an Event of Default has occurred or their actions after taking title to the Project by foreclosure, deed in lieu of foreclosure or otherwise.

19.10 Right of Lenders to Make Advances to Cure the Borrower's Defaults. If the Borrower shall fail to perform in a timely fashion any of the Borrower's covenants, agreements or obligations contained in this Agreement or the Loan Documents, after applicable notice and cure provided for under this Agreement or the Loan Documents, the Lenders may (but shall not be required to) perform any of such covenants, agreements and obligations provided such performance may be taken before the expiration of any cure period in the case of an emergency. Proceeds of the Loan advanced by the Lenders in the exercise of their judgment that the same are needed to complete the Project or to protect their security for the Loan are deemed to be obligatory advances hereunder and any amounts expended (whether by disbursement of undisbursed proceeds of the Loan or otherwise) by the Lenders in so doing, including any amounts expended by the Lenders pursuant to Section 18.1(a) of this Agreement shall constitute additional indebtedness evidenced and secured by the Notes, the Deed of Trust and the other Loan Documents.

19.11 Definitions Include Amendments. Definitions contained in this Agreement which identify documents, including the Loan Documents, shall be deemed to include all amendments and supplements to such documents from the date hereof, and all future amendments and supplements thereto entered into from time to time to satisfy the requirements of this Agreement or otherwise with the consent of the Administrative Agent. Reference to this Agreement contained in any of the foregoing documents shall be deemed to include all amendments and supplements to this Agreement.

19.12 Time Is of the Essence. Time is hereby declared to be of the essence of this Agreement and of every part hereof.

19.13 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

19.14 Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement, the Project or any of the Loan Documents, or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment ("Proceedings") each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the state and Federal courts located in the Commonwealth of Virginia and any appellate court from any thereof.

19.14.1 Each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Virginia state court or, to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

19.14.2 Each party irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in Section 19.14.1 and brought in any court referred to in Section 19.14.1. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

19.14.3 Each party to this Agreement irrevocably and unconditionally consents to the service of process in the manner provided for notices in Section 19.4. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

19.15 Taxes. Any recording and other similar taxes (specifically excluding franchise, income or similar taxes) or other similar assessments or charges payable or ruled payable by any governmental authority incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by the Borrower, together with interest and penalties, if any.

19.16 Severability. The parties hereto intend and believe that each provision in this Agreement comports with all applicable local, state and Federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Agreement is found by a court of law to be in violation of any applicable local, state, or Federal law, statute, ordinance, administrative or judicial decision, or public policy, and if such courts declare such portion, provision, or provisions of this Agreement to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision, or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, and that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void, or unenforceable portion, provision, or provisions were not contained therein, and that the rights, obligations, and interests of the Borrower and the Lenders under the remainder of this Agreement shall continue in full force and effect. All agreements herein are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds of the Loan, acceleration of maturity of the unpaid principal balance of the Loan, or otherwise, shall the amount paid or agreed to be paid to the Administrative Agent, the Lenders or the holders of the Notes for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable laws. If, from any circumstances whatsoever, fulfillment of any provision hereof at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity and if from any circumstance the Administrative Agent, the Lenders or the holders of the Notes shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest.

19.17 Waiver of Jury Trial. THE BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER EACH HEREBY KNOWINGLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS OR THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS AGREEMENT AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

19.18 Confidentiality. Each Lender agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by the Borrower or by any other Person on the Borrower's behalf in connection with the Loan Documents or the Project and agree and undertake that neither it nor any of its Affiliates shall disclose any such information for any purpose or in any manner other than pursuant to the terms contemplated by the Loan Documents. Lender may disclose such information (1) at the request of any regulatory authority with jurisdiction over Lender or in connection with an examination of such Person by any such authority, (2) pursuant to subpoena or other process of a court having jurisdiction over Lender, (3) when required to do so in accordance with the provisions of any applicable law, (4) at the express direction of any other governmental authority, with jurisdiction over Lender, of any State of the United States of America or of any other jurisdiction in which such Person conducts its business, (5) to such Person's independent auditors, attorneys and other professional advisors which agrees to be bound by this Section 19.18, (6) if such information has become public other than through disclosure by such Person or Lender, (7) in connection with any litigation involving such Person, and (8) to any Affiliate of such Person which agrees to be bound by this Section 19.18. Notwithstanding the foregoing, the Borrower authorizes Lender to disclose to any prospective or actual Transferee such financial and other information in its possession (i) which has been delivered to such Person pursuant to the Loan Documents or which has been delivered to such Person by the Borrower prior to entering into the Loan Documents, or (ii) which is reasonably necessary to effectuate the purposes of this Agreement and the Loan Documents; provided that, unless otherwise agreed by the Borrower, such Transferee shall agree to keep such information confidential to the same extent required of Lender hereunder.

19.19 Set-Off.

(a) If an Event of Default shall have occurred, each Lender shall have the right, provided that it obtains prior approval from the Administrative Agent (and without such approval such set-off shall be deemed null and void), at any time and from time to time without notice to the Borrower (except as provided in Section 19.19(c)), any such notice being hereby expressly waived, to set-off and to appropriate or apply any and all deposits of money or property or any other indebtedness at any time held or owing by such Lender to or for the credit or the account of the Borrower against and on account of all outstanding obligations hereunder or under the other Loan Documents and all obligations which from time to time may become due hereunder or under the other Loan Documents and all other obligations and liabilities of the Borrower under this Agreement or under the other Loan Documents, irrespective of whether such Lender shall have made any demand hereunder or under the other Loan Documents and whether the obligations and liabilities shall have matured.

(b) Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal, interest or fees due with respect to any Note held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal, interest or fees due with respect to any Note held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Lenders and such other adjustments shall be made as may be required so that all such payments of principal, interest or fees with respect to the Notes held by the Lenders shall be shared by the Lenders pro rata according to their respective Percentages.

(c) Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

19.20 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of the Loan, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on the Loan or any Fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Article 3, Section 19.5 and Article 15 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loan, the expiration or termination of the Commitment or the termination of this Agreement or any provision hereof. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of the Loan.

19.21 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the Loan, together with all fees, charges and other amounts which may be treated as interest on the Loan under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate of interest (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by a Lender holding the Loan in accordance with applicable law, the rate of interest payable in respect of the Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of the Loan but were not payable as a result of the operation of this Section 19.21 shall be cumulated and the interest and Charges payable to such Lender in respect of the Loan shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

19.22 Patriot Act. The Administrative Agent and each Lender hereby notifies the Borrower and the Guarantor that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), it is required to obtain, verify and record information that identifies the Borrower and the Guarantor, which information includes the name and address of the Borrower or the Guarantor, as the case may be, and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower or the Guarantor, as the case may be, in accordance with the Patriot Act. The Borrower and the Guarantor shall provide to the extent commercially reasonable, such information and take such other actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.

19.23 Release for Project. Administrative Agent shall, in connection with a refinancing of the Project, execute and deliver a one-time release of the Deed of Trust and other Loan Documents within ten (10) Business Days after (i) the collection by the Administrative Agent in full of all amounts owing under the Notes, the Loan Documents and this Agreement and (ii) the delivery of appropriate release documents to the Administrative Agent which are in form and substance acceptable to the Administrative Agent and its counsel.

SIGNATURE PAGES BEGIN ON NEXT PAGE.

The Borrower, the Guarantor and the Lenders have executed this Agreement as of the day and year first set forth above.

BORROWER: FOUNDRY PARK I, LLC,

a Virginia limited liability company

By: NEWMARKET DEVELOPMENT

CORPORATION,

a Virginia corporation

Its Manager

By: /s/ Bruce R. Hazelgrove, III

Bruce R. Hazelgrove, III,

Vice President

GUARANTOR: NEWMARKET CORPORATION,

a Virginia corporation

By: /s/ David A. Fiorenza

Name: David A. Fiorenza

Title: Vice President

Counterpart Signature Page to Construction Loan Agreement made by Foundry Park I, LLC, NewMarket Corporation and SunTrust Bank, individually and as Administrative Agent for itself and the other Lenders.

LENDER:

SUNTRUST BANK, individually and as Administrative Agent and as a Lender

By: /s/ Rene B. Shepperson

Name: Rene B. Shepperson

Its: Senior Vice President

Commitment: $45,000,000.00

Percentage: 38.79310345%

Address: Real Estate Finance Group

919 East Main Street, 8th Floor

Richmond, Virginia 23219

Attention: Rene B. Shepperson

LASALLE BANK NATIONAL ASSOCIATION

By: /s/ Betty Latson

Name: Betty Latson

Its: Group Sr. Vice President

Commitment: $45,000,000.00

Percentage: 38.79310345%

Address: LaSalle Bank National Association

135 South LaSalle Street, Suite 1140

Chicago, Illinois 60603

Attention: Lora Backofen,

Commercial Banking

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Benjamin P. Adams

Benjamin P. Adams,

Assistant Vice President

Commitment: $26,000,000.00

Percentage: 22.41379310%

Address: PNC Bank, National Association

PNC Real Estate Finance

808 17th Street, N.W., Floor 2

Washington, D.C. 20006

Attention: Ben Adams

EXHIBIT A

LEGAL DESCRIPTION

ALL that certain piece or parcel of land situated in the City of Richmond, Virginia, containing 3.115 acres and designated as Parcel "A" all as shown on plat of survey prepared by Draper Aden Associates, dated December 15, 2006, entitled "2 PARCELS OF LAND BETWEEN 5TH AND 7TH STREET AND FRONTING TREDERGAR [sic] STREET ALTA/ACSM LAND TITLE SURVEY, CITY OF RICHMOND, VIRGINIA", said plat being recorded in the Clerk's Office, Circuit Court, City of Richmond, Virginia, in Plat Book 06-99 and 06-100, to which plat reference is hereby made for a more particular description of the property hereby conveyed and being more particularly described as follows:

Beginning at the point of intersection of the western Right-Of-Way line of South 7th Street and the southern Right-Of-Way line of Byrd Street, said point being the remote point of beginning; thence along the western Right-Of-Way line of South 7th Street in a southerly direction 169.93 feet to an iron rod, said iron rod being the true point and place of beginning; thence continuing along the western Right-Of-Way line of South 7th Street, S36-30-37W for a distance of 157.07 feet to a lead hub; thence S36-56-07W for a distance of 29.93 feet to a punch hole in concrete; thence S36-31-34W for a distance of 202.10 feet to a lead hub; thence leaving the western Right-Of-Way line of South 7th Street along a tangent curve to the right on the northern Right-Of-Way line of Tredegar Street for a distance of 19.43 feet to a lead hub, said curve having a radius of 23.26 feet, a chord of 18.87 feet at S60-27-39W; thence continuing along the northern Right-Of-Way line of Tredegar Street, S84-23-44W for a distance of 9.34 feet to a lead hub; thence along a curve to the left for a distance of 52.44 feet to a lead hub, said curve having a radius of 70.00 feet and a chord of 51.22 feet at S62-56-06W; thence along a curve to the right for a distance of 46.36 feet to a lead hub, said curve having a radius of 50.00 feet and a chord of 44.72 feet at S68-02-18W; thence N85-23-49W for a distance of 206.47 feet to an iron rod; thence along a curve to the left for a distance of 5.73 feet to an iron rod, said curve having a radius of 614.62 feet and a chord of 5.73 feet at N85-39-51W; thence leaving the northern line of Tredegar Street, N37-11-22E for a distance of 251.52 feet to an iron rod; thence N52-48-38W for a distance of 36.89 feet to a PK nail; thence N37-11-22E for a distance of 355.64 feet to a punch hole in concrete; thence S53-44-53E for a distance of 270.87 feet to an iron rod, said iron rod being the point and place of beginning and containing 3.155 Acres.

BEING the same real estate conveyed to Foundry Park I, LLC, a Virginia limited liability company, by deed from the Ethyl Corporation, a Virginia corporation, dated December 14, 2006, recorded December 20, 2006, in the Clerk's Office, Circuit Court, City of Richmond, Virginia as Instrument No. 06-43681.

EXHIBIT B

PERMITTED EXCEPTIONS

Lawyers Title Insurance Corporation Commitment No. 11033192; 07-027001 Fourth Reissue

Schedule B -- Section II

1. Agreement of Easements, Covenants and Restrictions, dated August 12, 2005, recorded December 22, 2005, as Instrument No. 05-44873, the location of the easement applicable to this property imposed pursuant to this agreement which is depicted on plat of survey prepared by Draper Aden Associates, dated December 15, 2006, entitled "2 PARCELS OF LAND BETWEEN 5TH AND 7TH STREETS AND FRONTING TREDEGAR STREET ALTA/ACSM LAND TITLE SURVEY, CITY OF RICHMOND, VIRGINIA" (hereinafter referred to as the "Survey"). First Amendment to the Agreement of Easements, Covenants and Restrictions, dated August 21, 2006, recorded August 22, 2006, as Instrument No. 06-29024.

2. Waiver of Claims appearing of record contained in Corrected Deed in Deed Book 227, page 1352, and all amendments thereto.

3. Easement granted to Virginia Electric and Power Company, dated July 23, 1968, recorded October 10, 1968, in Deed Book 654-D, page 679, the location of which is depicted on the Survey.

4. Richmond Riverfront Development Authority, dated July 16, 1994, recorded November 7, 1994, in Deed Book 419, page 1016, the location of the restrictive use easement applicable to this property imposed pursuant to this declaration which is depicted on the Survey.

5. Declaration of Restrictive Covenants for Ethyl Corporation, dated September 14, 1994, recorded November 7, 1994, in Deed Book 419, page 1147, the location of an easement applicable to this property imposed pursuant to this instrument which is depicted on the Survey.

EXHIBIT C

FORMS OF NOTES

Foundry Park I

MeadWestvaco Building

Richmond, Virginia

PROMISSORY NOTE

As of __________ ___, 2007

For value received, FOUNDRY PARK I, LLC, a Virginia limited liability company ("Maker"), promises to pay to the order of ____________________________________ ("Lender") the principal sum of all Advances under the Loan (as each such term is defined in the Loan Agreement) made by Lender pursuant to the Loan Agreement described below or so much thereof as remains unpaid from time to time ("Principal Balance"), with interest on the Principal Balance from and after the date hereof, until the date on which this Promissory Note (as the same may be amended, modified, supplemented, extended, renewed or replaced from time to time, this "Note"), is paid in full, at a rate or rates determined in accordance with the terms of that certain Construction Loan Agreement made as of [___________ __, 2007], by Maker, NewMarket Corporation, a Virginia corporation ("Guarantor"), SunTrust Bank, individually and as Administrative Agent, and the other lenders party thereto (as amended from time to time, the "Loan Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

If not sooner paid in accordance with the terms of the Loan Agreement, the Principal Balance, together with all unpaid interest accrued thereon, shall be due and payable, in full, on [June __, 2010] ("Maturity Date"). Interest on the Principal Balance shall be paid from time to time in accordance with Section 2.8 of the Loan Agreement. During the continuance of an Event of Default the entire Principal Balance shall bear interest at the Default Rate as specified in Section 2.5 of the Loan Agreement. The Principal Balance and accrued interest thereon may be prepaid in full or in part at any time and from time to time without the prior written consent of Lender. All payments hereunder shall be made to the Administrative Agent at such place as the Administrative Agent may from time to time designate in writing in accordance with Section 2.6 of the Loan Agreement.

Maker and Lender agree that no payment of interest or other consideration made or agreed to be made by Maker to Lender pursuant to this Note, the Loan Agreement or any other Loan Document shall, at any time, be deemed to have been computed at an interest rate in excess of the maximum rate of interest permissible by law, if any. If such payments of interest or other consideration provided for in this Note, the Loan Agreement or any other Loan Document shall result in payment of an effective rate of interest which, for any period of time, is in excess of the limit which is lawful for Maker to contract to pay to Lender applicable to the Loan evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party or parties hereto, be applied to the Principal Balance immediately upon receipt of such monies by Lender with the same force and effect as though Maker had specifically designated, and Lender had agreed to accept, such extra payments as a principal payment, without premium or penalty. If principal has been fully paid, any such excess amount shall be refunded to Maker. This provision shall control over every other obligation of Maker and Lender hereunder, under the Loan Agreement and under any other Loan Document.

Time is of the essence hereof. Upon (i) any failure of Maker to pay when due any portion of the Principal Balance, (ii) any failure of Maker to pay interest due to Lender hereunder after applicable notice and cure periods, as provided in the Loan Agreement, or (iii) the occurrence of any other "Event of Default" under the Loan Agreement or any of the other Loan Documents, the entire Principal Balance, with all accrued interest thereon, together with all other sums secured by the Loan Documents, shall, either automatically or at the option of the Lenders as provided in the Loan Agreement, become immediately due and payable, without notice, demand or presentment for payment, and without notice of intention to accelerate or of acceleration, at the place of payment aforesaid.

Maker and each co-maker, endorser, surety and guarantor hereby guaranties payment of this Note, and waives demand for payment, presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of intention to foreclose on any collateral securing this Note, all other notices as to this Note (except as expressly provided for in the Loan Documents), diligence in collection as to each and every payment due hereunder, and all other requirements necessary to charge or hold such person or entity to any obligation hereunder, and agrees that without any notice the Administrative Agent acting on behalf of Lender may take additional security herefor or may release any or all security herefor, may from time to time extend, renew, or otherwise modify the date or dates or amount or amounts of payments due hereunder, or the Administrative Agent acting on behalf of Lender may from time to time release any part or parts of the property and interests subject to the other Loan Documents with or without consideration, and that, in any such case, Maker and each co-maker, endorser, surety and guarantor shall continue to be bound hereby and to be liable to pay the Principal Balance, as so additionally secured, extended, renewed or modified, and notwithstanding any such release; and further agrees to pay all costs and expenses of collection, including court costs and attorneys' fees (prior to trial, at trial and on appeal) incurred in collecting the indebtedness secured hereby, or in exercising or defending, or obtaining the right to exercise the rights of Lender and/or the Administrative Agent hereunder, under the Loan Agreement or under any Loan Document, regardless of whether suit is brought, and in foreclosure, in bankruptcy, insolvency, arrangement, reorganization and other debtor-relief proceedings, in probate, in other court proceedings, or otherwise, regardless of whether Lender or the Administrative Agent prevail therein, and all reasonable costs and expenses incurred by Lender and/or the Administrative Agent in protecting or preserving the property and interests which are subject to the Loan Documents, all as provided in the Loan Agreement. All rights and remedies of Lender and the Administrative Agent under the terms of this Note, under the terms of the Loan Agreement and/or of any Loan Document, and under any statutes or rules of law shall be cumulative and may be exercised successively or concurrently. Maker agrees that the Lender shall be entitled to all the rights of a holder in due course of negotiable instruments. Any provision of this Note which may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof.

THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. AT THE OPTION OF LENDER, THIS NOTE MAY BE ENFORCED IN ANY FEDERAL COURT OR VIRGINIA STATE COURT, AND MAKER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT.

MAKER AND LENDER EACH HEREBY MUTUALLY, KNOWINGLY, UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION RELATING TO THIS NOTE, THE LOAN OR THE LOAN DOCUMENTS.

IN WITNESS WHEREOF, Maker has caused this Note to be duly executed and delivered as of the day and year first above set forth.

FOUNDRY PARK I, LLC,

a Virginia limited liability company

By: NEWMARKET DEVELOPMENT

CORPORATION,

a Virginia corporation

Its Manager

By:

Bruce R. Hazelgrove, III,

Vice President

EXHIBIT D

FORM OF SURVEYOR'S CERTIFICATION

(See Attached)

EXHIBIT E

FORM OF ARCHITECT'S CERTIFICATES

(See Attached)

EXHIBIT A to ARCHITECT'S CERTIFICATE

List of Plans and Specifications

EXHIBIT B to ARCHITECT'S CERTIFICATE

Permits Issued

EXHIBIT F

BUDGET

(See Attached)

EXHIBIT G

BORROWER REQUISITION CERTIFICATE

(See Attached)

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